     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 2004

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                              REDWOOD TRUST, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                              ONE BELVEDERE PLACE, SUITE 300
                                                  MILL VALLEY, CA 94941
                MARYLAND                              (415) 389-7373                             68-0329422
    (State or Other Jurisdiction of         (Address, Including Zip Code, and                  (IRS Employer
     Incorporation or Organization)       Telephone Number, Including Area Code,            Identification No.)
                                             of Principal Executive Offices)

                             ---------------------
                               GEORGE E. BULL III
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              REDWOOD TRUST, INC.
                         ONE BELVEDERE PLACE, SUITE 300
                             MILL VALLEY, CA 94941
                                 (415) 389-7373
                    (Name and Address of Agent For Service)
                             ---------------------
                                    COPY TO:
                            PHILLIP R. POLLOCK, ESQ.
                                 TOBIN & TOBIN
                         500 SANSOME STREET, 8TH FLOOR
                          SAN FRANCISCO, CA 94111-3214
                                 (415) 433-1400
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At any time and from time to time after the effective date of this registration statement.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

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                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
             TITLE OF SECURITIES                  AMOUNT TO BE        OFFERING PRICE         AGGREGATE           REGISTRATION
              BEING REGISTERED                   REGISTERED(1)         PER SHARE(2)      OFFERING PRICE(3)           FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 per value.................      2,000,000              $48.57            $97,140,000            $12,308
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

---------------

(1) The shares may be sold, from time to time, by the registrant, pursuant to the registrant's Direct Stock Purchase and Dividend Reinvestment Plan.
(2) Calculated pursuant to Rule 457(c). The proposed maximum offering price per share will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered.
(3) Does not take into account the discount of 0% to 3% (subject to change) offered to participants in the registrant's Direct Stock Purchase and Dividend Reinvestment Plan.
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

              DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

                                2,000,000 SHARES

                                      RWT
                              REDWOOD TRUST, INC.

           PLEASE READ THIS PROSPECTUS CAREFULLY BEFORE INVESTING AND
                      RETAIN IT FOR YOUR FUTURE REFERENCE.
                             ---------------------

     We are offering existing holders of our common stock and new investors the opportunity to participate in our Direct Stock Purchase and Dividend Reinvestment Plan. The Plan is designed to be an economical and convenient method for existing stockholders to increase their holdings of our common stock and for new investors to make an initial investment in our common stock.

     If you are currently enrolled in our Plan you will automatically be enrolled in this amended Plan. If you are not currently enrolled in our Plan but you are an existing holder of our common stock, you may elect to have all or a portion of your cash dividends automatically invested in additional shares of common stock at a discount of 2% from the market price, without payment of any brokerage or service charge.

     If you are either an existing holder of our common stock, or a new investor, you may also purchase shares of common stock with optional cash payments of $100 to $10,000 per month at a discount, that may range from 0% to 3% as determined by us each month, and without payment of any brokerage commission or service charge. Upon our approval of a request for waiver, you may also invest optional cash payments in excess of the $10,000 monthly limit.

     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS BEFORE ENROLLING IN THE PLAN. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES ISSUED UNDER THE PLAN OR HAVE DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Our principal executive offices are located at One Belvedere Place, Suite 300, Mill Valley, California 94941, telephone (415) 389-7373.

                 The date of this Prospectus is April   , 2004.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................     1
RISK FACTORS................................................     4
REDWOOD TRUST, INC. ........................................    15
THE PLAN....................................................    15
PURPOSE.....................................................    16
AVAILABLE OPTIONS...........................................    16
BENEFITS AND DISADVANTAGES..................................    17
  Benefits..................................................    17
  Disadvantages.............................................    17
ADMINISTRATION..............................................    18
PARTICIPATION...............................................    18
PURCHASES AND PRICES OF SHARES..............................    22
ACCOUNT STATEMENTS..........................................    27
DIVIDENDS ON FRACTIONS......................................    27
CERTIFICATES FOR COMMON SHARES..............................    27
WITHDRAWALS AND TERMINATION.................................    27
OTHER INFORMATION...........................................    29
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS...................    30
FEDERAL INCOME TAX CONSIDERATIONS...........................    33
  General...................................................    33
  Stock Ownership Tests.....................................    34
  Asset Tests...............................................    34
  Gross Income Tests........................................    35
  Distribution Requirement..................................    36
  Qualified REIT Subsidiaries...............................    36
  Taxable REIT Subsidiaries.................................    36
  Taxation of Redwood Trust.................................    37
  Taxation of Stockholders..................................    38
  Taxation of Tax-Exempt Entities...........................    39
  State and Local Taxes.....................................    40
  Certain United States Federal Income Tax Considerations       40
     Applicable to Foreign Holders..........................
  Information Reporting and Backup Withholding..............    41
ERISA INVESTORS.............................................    42
DIVIDENDS...................................................    42
USE OF PROCEEDS.............................................    42
PLAN OF DISTRIBUTION........................................    42
WHERE YOU CAN FIND MORE INFORMATION.........................    43
INCORPORATION OF IMPORTANT INFORMATION BY REFERENCE.........    43
LEGAL OPINIONS..............................................    44
EXPERTS.....................................................    44
GLOSSARY....................................................    45
SCHEDULE A..................................................   A-1

                                    SUMMARY

     The following summary description of our Direct Stock Purchase and Dividend Reinvestment Plan is qualified by reference to the full text of the Plan which appears in this prospectus. Capitalized terms have the meanings given to them in the Plan.

OUR COMPANY...................   Redwood Trust, Inc. is a Maryland corporation
                                 operating as a real estate finance company. We have elected to be taxed as a real estate investment trust or REIT since our tax year ending December 31, 1994. Our primary business is owning, financing, and credit-enhancing high-quality jumbo residential mortgage loans.
                                 We distribute to our shareholders as dividends the mortgage payments we receive from our real estate loans and securities, less interest expense and operating costs.

PURPOSE OF THE PLAN...........   The purpose of the Plan is to provide our
                                 existing stockholders and interested new investors with a convenient and less costly method of purchasing shares of our common stock and investing all or a percentage of their cash dividends in additional shares of our common stock. The Plan can also provide us with a means of raising additional capital through the direct sale of our common stock.

SOURCE OF PURCHASE OF
SHARES........................   Shares of common stock purchased through the
                                 Plan will be purchased either directly from us as newly issued shares or on the open market or through privately negotiated transactions, or by a combination of such purchases, at our option.

INVESTMENT OPTIONS............   You may choose from the following options:

                                 Full Dividend Reinvestment: The Plan
                                 Administrator will apply all cash dividends relating to all shares of common stock registered in your name and all cash dividends on all shares held for you under the Plan together with Optional Cash Payments, toward the purchase of additional shares of our common stock.

                                 Partial Dividend Reinvestment: The Plan
                                 Administrator will apply the cash dividends on a percentage of common shares registered in your name specified by you to purchase additional shares of our common stock. The Plan Administrator will pay the dividends relating to the remaining shares of common stock to you in cash.

                                 All Dividends Paid in Cash: You will continue to receive cash dividends on shares of common stock registered in your name in the usual manner. You may make Optional Cash Payments to invest in additional shares of our common stock, subject to monthly minimums and maximums.

                                 You may change your investment options at any time by requesting a new enrollment form from the Plan Administrator and returning it to the Plan Administrator. Dividends paid on all common shares acquired under and held in the Plan will be automatically reinvested in additional shares of our common stock, unless otherwise requested.

OPTIONAL CASH PAYMENTS........   Each Optional Cash Payment is subject to a
                                 minimum per month purchase of $100 and a maximum per month purchase limit of $10,000. Optional cash payments in excess of $10,000 require our prior approval.

THRESHOLD PRICE...............   When pre-approved Optional Cash Payments in
                                 excess of $10,000 are being used to purchase common stock from us, rather than in the open market, we may establish a Threshold Price which is the minimum price at which our common stock must trade on a given day during the Pricing Period to be included in the determination of the Market Price (as described below) for such investments. Your investment will be reduced, and 1/10 of your Optional Cash
                                 Payment will be returned to you without
                                 interest, for each trading day that does not meet the Threshold Price.

MAXIMUM PRICE.................   As an investor in a pre-approved optional cash
                                 purchase that exceeds $10,000, you may set a Maximum Price for such purchases if the stock is being acquired directly from us (and not through open market purchases). If the Market
                                 Price, less the applicable discount, exceeds the Maximum Price specified by you, no purchase shall be made and your Optional Cash Payment will be returned to you.

CASH DISCOUNTS................   Each month, we may establish a discount between
                                 0% and 3% from the Market Price applicable to Optional Cash Payments. The discount may vary each month but once established will apply uniformly to all purchases made using Optional
                                 Cash Payments during that month. With respect to common stock purchased with reinvested dividends, the discount is 2% off the Market
                                 Price.

INVESTMENT DATE...............   With respect to dividend reinvestment:

                                 The Investment Date will be (i) if shares are acquired directly from us, the dividend payment date declared by our Board of Directors, or
                                 (ii) in the case of open market purchases, the date or dates of actual investment, but no later than 10 business days following the dividend payment date.

                                 With respect to Optional Cash Payments:

                                 The Investment Date is on or about the 21st day of each month or, in the case of open market purchases, such day or days between the 21st and the next 10 business days thereafter, as market conditions permit.

MARKET PRICE..................   Whether the shares are acquired directly from
                                 us or on the open market, they will be
                                 purchased for the Plan at the applicable discount from the Market Price. In no event shall the price paid be less than the Minimum
                                 Price which is 95% of the sum of the fair market value of our common stock on the date of purchase plus brokerage commissions, if any, paid by us.

                                 The Market Price, in the case of shares
                                 purchased directly from us, will be the average of the daily high and low sales prices, computed to 3 decimal places, of our common stock on the NYSE or other applicable securities exchange, as reported in the

                                 Wall Street Journal, during the Pricing Period. A Pricing Period is generally a period of 10 consecutive trading days.

                                 In the case of shares purchased on the open market, the Market Price will be the weighted average of the actual prices paid, computed to 3 decimal places, for all of the common stock purchased by the Plan Administrator with all Participants' reinvested dividends and Optional Cash Payments for the related month.

EXPENSES......................   With respect to shares of common stock
                                 purchased directly from us from reinvested dividends or Optional Cash Payments, we will pay expenses incurred in connection with such purchases. With respect to shares of common stock purchased in the open market, we will also pay brokerage commissions so long as the combined discount and brokerage commissions do not exceed 5% of the value of our common stock on the date of purchase. We will pay all other costs of administering the Plan. However, if you request that the Plan Administrator sell all or any portion of your shares, you must pay a nominal fee per transaction to the Administrator, any related brokerage commissions, and applicable stock transfer taxes.

NO INTEREST PENDING
INVESTMENT....................   No interest will be paid on cash dividends or
                                 Optional Cash Payments pending investment or reinvestment under the terms of the Plan.

WITHDRAWAL....................   You may withdraw from the Plan with respect to
                                 all or a portion of the shares held in your Plan account at any time by notifying the Plan
                                 Administrator in writing.

AMOUNT OFFERED................   We have registered 2,000,000 shares of common
                                 stock authorized to be issued under the Plan.
                                 The amounts remaining under our prior plans will not be aggregated into this limit. Because we expect to continue the Plan indefinitely, we expect to authorize for issuance and register under the Securities Act additional shares from time to time as necessary for purposes of the Plan.

ADDITIONAL INFORMATION........   Additional information may be obtained at our
                                 website at http://www.redwoodtrust.com.

                                  RISK FACTORS

     You should carefully consider the following factors and other information contained or incorporated by reference in this prospectus before deciding to purchase shares of our common stock.

     The following is a summary of the risk factors that we currently believe are important and that could cause our results to differ from expectations. This is not an exhaustive list; other factors not listed here could be material to our results.

     We can provide no assurances with respect to projections or forward-looking statements made by us or by others with respect to our future results. Any one of the factors listed here, or other factors not so listed, could cause actual results to differ materially from expectations. It is not possible to accurately project future trends with respect to these factors, to project which factors will be most important in determining our results, or to project what our future results will be.

     This prospectus includes forward-looking statements. All statements regarding our and our subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected interest income, continued qualification as a real estate investment trust, plans and objectives of our management for future operations and statements that include words such as "if," "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and you should recognize that actual results may differ from our expectations. We do not undertake any duty to update such forward-looking statements.

  WE ASSUME DIRECT CREDIT RISK IN OUR RESIDENTIAL REAL ESTATE LOAN INVESTMENTS. REAL ESTATE LOAN DELINQUENCIES, DEFAULTS, AND CREDIT LOSSES COULD REDUCE OUR EARNINGS AND CREDIT LOSSES COULD REDUCE OUR CASH FLOWS AND ACCESS TO LIQUIDITY.

     As a core part of our business, we assume the credit risk of real estate loans. We do this in each of our portfolios. We may add other product lines over time that may have different types of credit risk than are described herein. We are generally not limited in the types of credit risk or other types of risk that we can undertake. As we acquire more credit-sensitive loans and securities, we increase our credit risk exposure.

     In our residential real estate loan portfolio, we assume the direct credit risk of residential loans. Realized credit losses will reduce our earnings and future cash flow. We have a credit reserve for these loans and we may continue to add to this reserve in the future. There can be no assurance that our credit reserve will be sufficient to cover future losses. We may need to reduce earnings by increasing our credit reserve in the future.

     Credit losses on residential real estate loans can occur for many reasons, including: poor origination practices related to fraud, faulty appraisals, documentation errors, poor underwriting, legal errors; poor servicing practices; weak economic conditions; declines in the values of homes; special hazards; earthquakes and other natural events; over-leveraging of the borrower; changes in legal protections for lenders; reduction in personal incomes; job loss; and personal events such as divorce or health problems.

     If the U.S. economy or the housing market weakens or instances of borrower fraud increase, our credit losses could be increased beyond levels that we have anticipated. If we incur increased credit losses, our earnings might be reduced, and our cash flows, asset market values and access to borrowings might be adversely affected. The amount of capital and cash reserves that we hold to help us manage credit and other risks may prove to be insufficient to protect us from earnings volatility, dividend cuts, liquidity and solvency issues.

     The manner in which we account for credit losses differs between Generally Accepted Accounting Principles, or GAAP, and tax. While we may establish a credit reserve for GAAP purposes, we are not permitted for tax purposes to reduce our taxable REIT income to provide for a reserve for future credit losses. Thus, if credit losses occur in the future, taxable REIT income may be reduced relative to GAAP income. When taxable REIT income is reduced, our minimum dividend distribution requirements under the REIT tax rules are reduced. We could reduce our dividend rate in such a circumstance. Alternatively, credit losses in some assets may be capital losses for tax. Unless we had offsetting capital gains, our minimum dividend distribution requirement would not be reduced by these credit losses, but eventually our cash flows would be. This could reduce our free cash flow and liquidity.

     Despite our efforts to manage our credit risk, there are many aspects of credit that we cannot control, and there can be no assurance that our quality control and loss mitigation operations will be successful in limiting future delinquencies, defaults and losses. Our underwriting reviews may not be effective. The representations and warranties that we receive from sellers may not be enforceable. We may not receive funds that we believe are due to us from mortgage insurance companies. Although we rely on our servicers, they may not cooperate with our loss mitigation efforts, or such efforts may otherwise be ineffective. Various service providers to securitizations, such as trustees, bond insurance providers and custodians, may not perform in a manner that promotes our interests. The value of the homes collateralizing our loans may decline. The frequency of default, and the loss severity on our loans upon default, may be greater than we anticipated. Interest-only loans, negative amortization loans, adjustable rate loans, loans with balances over $1 million, and loans that are partially collateralized by non-real estate assets may have special risks. Our geographical diversification may be ineffective in reducing losses. If loans become "real estate owned," or REO, we or our agents will have to manage these properties and may not be able to sell them. Changes in consumer behavior, bankruptcy laws and the like may exacerbate our losses. In some states and circumstances, we have recourse against the borrower's other assets and income, however, in most cases, we may only be able to look to the value of the underlying property for any recoveries. Expanded loss mitigation efforts in the event that defaults increase could be costly. The interest rate on the bulk of our loans is adjustable. Accordingly, when short-term interest rates rise, required monthly payments from homeowners will rise under the adjustable rate mortgages and this may increase borrowers' delinquencies and defaults. We expect to continue to increase the size of our residential loan portfolio, and will likely increase our GAAP balance sheet leverage with respect to these loans, thus exposing us to a greater degree to the potential risks of owning these loans.

  WE HAVE CREDIT RISKS IN OUR RESIDENTIAL LOAN CREDIT ENHANCEMENT SECURITIES RELATED TO THE UNDERLYING LOANS. ACCOUNTING FOR SUCH INTERESTS REQUIRES US TO MAKE MANY ASSUMPTIONS THAT MAY NOT BEAR OUT.

     Our total net investment in residential credit enhancement securities includes a portion of securities that are in a first loss position with respect to the underlying loans. Upon acquisition of a credit enhancement security, we generally expect that the entire amount of these first loss investments will be subject to credit loss, potentially even in healthy economic environments. Our ability to make an attractive return on these investments depends on how quickly these expected losses occur. If the losses occur more quickly than we anticipate, we may not recover our investment and/or our rates of return may suffer significantly.

     Second loss credit enhancement securities, which are subject to credit loss when the entire first loss investment (whether owned by us or by others) has been eliminated by credit losses, make up another portion of our net investment in credit enhancement securities. Third loss credit enhancement securities, or other investments that are protected by various forms of material credit enhancement, make up the remainder of our net investment in credit enhancement interests. Given our normal expectations for credit losses, we would anticipate some future losses on many of our second loss interests, but generally do not anticipate losses on investments in the third loss or similar positions. If credit losses are greater than, or occur sooner than, expected, our expected future cash flows will be reduced and our earnings will be negatively affected. Credit losses and delinquencies could also affect the cash flow dynamics of these securitizations and thus extend the period over which we will receive a return of principal from these investments. In most cases, adverse changes in anticipated cash flows would reduce our economic and accounting returns and may also precipitate mark-to-market charges to earnings. From time to time, we may pledge these interests as collateral for borrowings; a deterioration of credit results in this portfolio may adversely affect the terms or availability of these borrowings and, thus, our liquidity.

     We generally expect to increase our net acquisitions of residential credit enhancement securities and to increase our net acquisitions of first loss and second loss investments relative to third loss investments. This may result in increased risk to us with respect to the credit results of the residential loans we credit enhance.

     In our credit enhancement securities portfolio, we may in the future benefit from credit rating upgrades or restructuring opportunities through re-securitizations or other means. If credit results deteriorate, these opportunities may not be available to us or may be delayed. It is likely, in many instances, that we will not be able to anticipate increased credit losses in a pool soon enough to allow us to sell such credit enhancement interests at a reasonable price.

     In anticipation of future credit losses, we designate a portion of the purchase discount associated with many of our credit enhancement securities as a form of credit protection. The remaining discount is amortized into income over time through the effective yield method. If the credit protection we set aside at acquisition proves to be insufficient, we may need to reduce our effective yield income recognition in the future or we may adjust our basis in these interests, thus reducing earnings.

  DECREASES IN ESTIMATED CASH FLOWS ON CERTAIN SECURITIES AND LOANS MAY REDUCE EARNINGS AS A RESULT OF DECLINES IN MARKET VALUES.

     We adopted EITF 99-20 in the first quarter of 2001. Generally, under EITF 99-20, if prospective cash flows from certain investments deteriorate even slightly from prior expectations (due to changes in anticipated credit losses, prepayment rates, and otherwise) then the asset will be marked-to-market if the market value is lower than our basis. Any mark-to-market adjustments under EITF 99-20 reduce GAAP earnings in that period. Since we do not expect every asset we own to always perform equal to or better than our expectations, we expect to take negative EITF 99-20 adjustments to earnings from time to time.

  OUR BUSINESS MAY BE SIGNIFICANTLY HARMED BY A SLOWDOWN IN THE ECONOMY OF CALIFORNIA.

     Approximately half of the residential real estate loans that we own or credit enhance are secured by property in California. An overall decline in the economy or the residential real estate market, or the occurrence of a natural disaster that is not covered by standard homeowners' insurance policies, such as an earthquake, could decrease the value of mortgaged properties in California. This, in turn, would increase the risk of delinquency, default or foreclosure on real estate loans in our residential loan portfolios. This could adversely affect our credit loss experience and other aspects of our business, including our ability to securitize real estate loans. Approximately 65% of our commercial real estate loans and approximately one-third of the loans underlying our securities portfolio are also secured by properties located in California.

  WE MAY HAVE CREDIT LOSSES IN OUR SECURITIES PORTFOLIO.

     Most of our securities are backed by residential and, to a lesser extent, commercial real estate loans. Most of these securities benefit from various forms of corporate guarantees and/or from credit enhancement provided by third parties, usually through their ownership of subordinated credit enhancement interests. Thus, the bulk of our securities investments have at least some degree of protection from initial credit losses that occur in the underlying loan pools. However, in the event of greater than expected future delinquencies, defaults or credit losses, or a substantial deterioration in the financial strength of any corporate guarantors, our results would likely be adversely affected. We may experience credit losses in our securities portfolio. Deterioration of the credit results or guarantees of these assets may reduce the market value of these assets, thus limiting our borrowing capabilities and access to liquidity. Generally, we do not control or influence the underwriting, servicing, management or loss mitigation efforts with respect to these assets. Results could be affected through credit rating downgrades, market value losses, reduced liquidity, adverse financing terms, reduced cash flows, experienced credit losses, or in other ways.

     For the non-investment grade assets in our securities portfolio, our protection against credit loss is smaller and our credit risks and liquidity risks are increased. If we acquire equity securities, results may be volatile. We intend to continue to increase the percentage of our securities portfolio that is rated below AA and that is rated below investment grade, and we intend to continue to expand the range of types of securities that we acquire; these trends may increase the potential credit risks in our securities portfolio. A substantial portion of these lower rated securities are acquired in connection with our Acacia program. Many of the loans underlying the securities we have acquired for our securities portfolio are of lesser quality than the loans in our high-quality residential loan portfolios; these lower quality loans can be expected to have higher rates of delinquency and loss, and losses to our security interests could occur. Changes in laws regarding origination practices for lower-quality loans could reduce the value and credit-worthiness of some of our securities and could expose us to litigation. Some of our securities are backed by subprime residential, manufactured housing, second-lien, and diverse commercial real estate loans that have additional risks not typically found with residential real estate loans. Some of our securities are unsecured corporate obligations of REITs that invest in commercial real estate properties; these securities have commercial real estate risk but also may have additional risks associated with unsecured lending to corporations. We may invest in other types of securities that have risks that are not contemplated in this discussion.

  WE ASSUME DIRECT CREDIT RISK IN OUR COMMERCIAL REAL ESTATE LOAN INVESTMENTS.

     The loans in our commercial real estate loan portfolio, as well as the loans that collateralize the commercial real estate loan securities we acquire, may have higher degrees of credit and other risks than do our residential real estate loans, including various environmental and legal risks. The net operating income and market values of commercial real estate properties may vary with economic cycles and as a result of other factors, so that debt service coverage is unstable. The value of the property may not protect the value of the loan if there is a default. Our commercial real estate loans are not geographically diverse, so we are at risk for regional factors. Many of our commercial loans are not fully amortizing, so the timely recovery of our principal is dependent on the borrower's ability to refinance at maturity. In those cases in which we lend against commercial real estate, the real estate is often in transition. Such lending entails higher risks than traditional commercial property lending against stabilized properties. Initial debt service coverage ratios, loan-to-value ratios, and other indicators of credit quality may not meet standard market criteria for stabilized commercial real estate loans. The underlying properties may not transition or stabilize as we expect. The personal guarantees and forms of cross-collateralization that we receive on some loans may not be effective. We generally do not service our loans; we rely on our servicers to a great extent to manage our commercial assets and work-out loans and properties if there are delinquencies or defaults. This may not work to our advantage. As part of the work-out process of a troubled commercial real estate loan, we may assume ownership of the property, and the ultimate value of this asset would depend on our management of, and eventual sale of, the property which secured the loan. Our loans are illiquid; if we choose to sell them, we may not be able to do so in a timely manner or for a satisfactory price. Financing these loans may be difficult, and may become more difficult if credit quality deteriorates. We have sold senior loan participations on some of our loans, so that the asset we retain is junior and has concentrated credit, servicing and other risks. We have directly originated some of our commercial loans, and participated in the origination of others. This may expose us to certain credit, legal and other risks that may be greater than is usually present with acquired loans. We have sold commercial real estate loans. The representations and warranties we made on these sales are limited, but could cause losses and claims in some circumstances. On a net basis, we intend to increase our investment in commercial real estate loans and in junior participations of these loans, mezzanine and second-lien loans that are junior to senior loans and in investment grade and non-investment grade commercial real estate loan securities.

  OUR INVESTMENTS IN SUBORDINATED COMMERCIAL REAL ESTATE LOAN-BACKED SECURITIES AND LOANS ARE SUBJECT TO LOSSES.

     In general, losses on an asset securing a commercial real estate loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the "first loss" subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying loan portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related loan backed securities, the securities in which we invest may effectively become the "first loss" position behind the more senior securities, which may result in significant losses to us.

     The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of loans underlying commercial loan-backed securities to make principal and interest payments may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.

  WE INTEND TO INVEST IN DIVERSE TYPES OF ASSETS WITH CREDIT RISKS THAT COULD ALSO CAUSE LOSSES.

     We intend to continue to invest in a variety of types of commercial real estate loan assets, such as mezzanine loans, second liens, credit enhancement interests of commercial loan securitizations, junior participations, among others, that may entail other types of risks. In addition, we intend to continue to invest in other assets with material credit risk, including sub-prime residential real estate loans and securities, the equity and debt of collateralized debt obligations, or CDOs, corporate debt and equity of other REITs and non-real estate companies, trust preferreds from banks, real estate and non-real estate asset-backed securities, and other financial and real property assets.

  OUR RESULTS COULD ALSO BE ADVERSELY AFFECTED BY COUNTER-PARTY CREDIT RISK.

     We have other credit risks that are generally related to the counter-parties with which we do business. In the event a counter-party to our short-term borrowings becomes insolvent, we may fail to recover the full value of our collateral, thus reducing our earnings and liquidity. In the event a counter-party to our interest rate agreements becomes insolvent or interprets our agreements with them in an unfavorable manner to us, our ability to realize benefits from hedging may be diminished, and any cash or collateral that we pledged to these counter-parties may be unrecoverable. We may be forced to unwind these agreements at a loss. In the event that one of our servicers becomes insolvent or fails to perform, loan delinquencies and credit losses may increase. We may not receive funds to which we are entitled. In various other aspects of our business, we depend on the performance of third parties that we do not control. We attempt to diversify our counter-party exposure and to limit our counter-party exposure to strong companies with investment-grade credit ratings, however, we are not always able to do so. Our counter-party risk management strategy may prove ineffective.

  WE MAY BE SUBJECT TO THE RISKS ASSOCIATED WITH INADEQUATE OR UNTIMELY SERVICES FROM THIRD-PARTY SERVICE-PROVIDERS, WHICH MAY AFFECT OUR RESULTS OF OPERATIONS.

     The majority of our loans and securities are serviced by third-party service providers. These arrangements allow us to increase the volume of the loans we purchase without incurring the expenses associated with servicing operations. However, as with any external service provider, we will be subject to the risks associated with inadequate or untimely services. Many borrowers require notices and reminders to keep their loans current and to prevent delinquencies and foreclosures. A substantial increase in our delinquency rate that results from improper servicing or mortgage loan performance in general could adversely affect our ability to securitize our real estate loans in the future.

  WE ARE EXPOSED TO CERTAIN RISKS ASSOCIATED WITH THE ACCUMULATION OF REAL ESTATE LOAN ASSETS PRIOR TO SECURITIZATION.

     Our long-term goal is to fund most of our real estate loan and security investments with the issuance of mortgage-backed and asset-backed securities that are nonrecourse to us and are accounted for as the issuance of long-term debt. Prior to securitization, we acquire and accumulate loans and securities with short-term recourse debt or equity. During this accumulation period, we are subject to certain risks such as liquidity risk, market value risk and credit risk. Untimely execution of a securitization may accentuate these risks. In addition, we may not be able to securitize certain assets, and, in such event, our earnings and ability to grow may be adversely affected.

  FLUCTUATIONS IN OUR RESULTS MAY BE EXACERBATED BY THE STRUCTURAL LEVERAGE THAT WE EMPLOY AND BY LIQUIDITY RISK.

     We report substantial GAAP balance sheet leverage relative to many financial and non-financial companies, although we believe we employ less leverage on a recourse basis than most banks, thrifts and other financial institutions. The bulk of our financing is typically in the form of asset securitization reported on our GAAP books as long-term debt. We believe this is generally an effective and lower-risk form of financing compared to many other forms of debt utilized by financial companies. We believe the amount of leverage that we employ is appropriate, given the risks in our balance sheet, the non-recourse nature of the mortgage-backed and asset-backed securities we issue, the fact that our maximum credit losses are generally limited, and our management policies. However, in order to operate our business successfully, we require continued access to short-term debt and securitization assets on favorable terms with respect to financing costs, capital efficiency, covenants and other factors. We may not be able to obtain debt or issue securities on such terms, and, in such event, our earnings and liquidity could be adversely affected.

     Relatively small changes in asset quality, asset yield, cost of borrowed funds and other factors could have relatively large effects on us and our stockholders, including fluctuations in earnings and liquidity. Our use of securitizations and the resulting structural leverage may not enhance our returns and could erode our financial soundness. In general, we currently intend to increase our reported GAAP leverage in the future through asset accumulation funded by non-recourse securitizations accounted for as the issuance of long-term debt.

     Although we do not have a corporate debt rating, the nationally-recognized credit rating agencies have a strong influence on the amount of capital that we hold relative to the amount of credit risk we take. The rating agencies determine the amount of net investment we must make to credit enhance the securities, mostly rated AAA, that we issue to fund our residential loan portfolio. They also determine the amount of principal value required for the credit enhancement interests we acquire. The rating agencies, however, do not have influence over how we fund our net credit investments nor do they determine or influence many of our other capital and leverage policies. With respect to our short-term debt, our lenders, typically large commercial banks and Wall Street Investment firms, limit the amount of funds that they will advance against our collateral. We set aide more capital than required by our lenders. However, recourse lenders can increase the amount of capital that they will require of us, or the value of our collateral may decline, thus reducing our liquidity.

     We are not regulated by the national regulatory bodies that regulate banks, thrifts, and the U.S. government-sponsored real estate loan investment companies Fannie Mae and Freddie Mac. Thus, the amount of financial leverage that we employ is largely controlled by management, and by our internal risk-adjusted capital policies.

     In the period in which we are accumulating loans, securities, or other assets in order to build a portfolio of efficient size to issue mortgage-backed or asset-backed securities, variations in the market for these assets or for securitization could affect our results. Ultimately, we may not be able to issue securities, the cost of securitization could be greater than we anticipated, the net investment in our securitization trust required by the rating agencies could be greater than anticipated, certain of our assets could not be accepted into the securitization trust, the market value of our assets to be sold into the securitization trust may have changed, our hedging activities or agreements with counter-parties may have been ineffective, or other negative effects could occur.

     We may borrow on a short-term basis to fund a portion of our securities portfolio, certain credit enhancement securities, residential loans, or other assets prior to the issuance of securities, to use a certain amount of leverage with respect to our net investments in credit enhancement interests, to fund a portion of our commercial loan portfolio, to fund working capital and general corporate needs, and for other reasons. We borrow short-term by pledging our assets as collateral. We can usually borrow through uncommitted borrowing facilities for the substantial majority of our short-term debt because the assets pledged as collateral are generally liquid, have active trading markets, and have readily discernable market prices. The term of these borrowings can range from one day to one year. To fund less liquid or more specialized assets, we typically enter into credit line agreements from commercial banks and finance companies with a one-year term. Whether committed or not, we need to roll over short-term debt on a frequent basis; our ability to borrow is dependent on our ability to deliver sufficient market value of collateral to meet lender requirements. Our payment of commitment fees and other expenses to secure borrowing lines may not protect us from liquidity issues or losses. Variations in lenders' ability to access funds, lender confidence in us, lender collateral requirements, available borrowing rates, the acceptability and market values of our collateral, and other factors could force us to utilize our liquidity reserves or to sell assets, and, thus, affect our liquidity, financial soundness, and earnings. In recent years, we believe that the marketplace for our type of secured short-term borrowing has been stable, but there is no assurance that such stability will continue. Our current intention is to maintain relatively low levels of short-term debt over time, with the exception of short-term debt used to fund assets under accumulation for a securitization. Our plans may change, however. In the future, we may also borrow on an unsecured basis through bank loans, issuance of unsecured corporate debt, and other means.

     Our various borrowing arrangements subject us to debt covenants. While these covenants have not meaningfully restricted our operations to date, they could be restrictive or harmful to us and our stockholders' interests in the future. Should we violate debt covenants, we may incur expenses, losses, or reduced ability to access debt.

     Prior to and during 2003, a portion of our equity capital base included convertible preferred stock. On May 2, 2003, we redeemed all outstanding shares of preferred stock by converting those shares into shares of common stock. Prior to conversion, our Class B preferred stock had a dividend rate of at least $0.755 per share per quarter, and had certain rights to dividend distributions and preferences in liquidation that were senior to those of the holders of our common stock.

  DISRUPTIONS IN MORTGAGE SECURITIZATION MARKET MAY ADVERSELY AFFECT OUR EARNINGS AND GROWTH.

     We depend upon the issuance of securities to finance our operations. If the market for securitizations should become disrupted, as occurred in 1998 due to a liquidity crisis in debt markets for some capital market participants, we may be unable to issue our securities, in which event our ability to continue to acquire mortgage assets would be adversely impacted. In addition, if the securitization market were to experience a long-term disruption, for example, due to an adverse court decision or bankruptcy law change relating to the bankruptcy-remote structures of the securitizations, our ability to issue securitizations may be impaired or eliminated for a protracted period or permanently. In such event, our earnings and ability to grow may be adversely affected.

  CHANGES IN THE MARKET VALUES OF OUR ASSETS AND LIABILITIES CAN ADVERSELY AFFECT OUR EARNINGS, STOCKHOLDERS' EQUITY, AND LIQUIDITY.

     The market values of our assets, liabilities and hedges are affected by interest rates, the shape of yield curves, volatility, credit quality trends, loan prepayment rates, supply and demand, capital markets trends and liquidity, general economic trends, expectations about the future, and other factors. For the assets that we mark-to-market through our income statement or balance sheet, such market value fluctuations will affect our earnings and book value. To the extent that our basis in our assets is thus changed, future reported income may be affected as well. If we sell an asset that has not been marked-to-market through our income statement at a reduced market price relative to our basis, our earnings will be reduced. Market value reductions of the assets that we pledge for short-term borrowings may reduce our access to liquidity.

     Generally, reduced asset market values for the assets that we own may have negative effects, but might improve our opportunities to acquire new assets at attractive pricing levels. Conversely, increases in the market values of our existing assets may have positive effects, but may mean that acquiring new assets at attractive prices becomes more difficult.

  CHANGES IN LOAN PREPAYMENT RATES MAY AFFECT OUR EARNINGS, LIQUIDITY, AND THE MARKET VALUES OF OUR ASSETS.

     Residential and commercial real estate loan prepayment rates are affected by interest rates, borrower behavior and confidence, seasoning of loans, the value of and amount of equity in the underlying properties, prepayment terms of the loans, the ease and cost of refinancing, the property turnover rate, media awareness of refinancing opportunities, and many other factors.

     Changes in prepayment rates (including prepayments from liquidated defaulted loans) may have multiple effects on our operations. Faster loan prepayment rates may lead to increased premium amortization expenses for premium and interest-only assets, increased working capital requirements, reduced market values for certain types of assets, adverse reductions in the average life of certain assets, adverse changes in hedge ratios, and an increase in the need to reinvest cash to maintain operations. Premium assets may experience faster rates of prepayments than discount assets. Slower prepayment rates may lead to reduced discount amortization income for discount assets, reduced market values for discount and other types of assets, extension of the average life of certain investments at a time when this would be contrary to our interests, adverse changes in hedge ratios, a reduction in cash flow available to support operations and make new investments, and a reduction in new investment opportunities, since the volume of new origination and securitizations would likely decline. Slower prepayment rates may lead to increased credit losses.

     The amount of net discount we have on our books is the net of a much larger premium balance and a much larger discount balance. Changes in prepayment rates that are not uniform across products could have a material effect on our earnings. Therefore, our net amortization expense or income can change over time as our asset composition changes through principal repayments, asset purchases, and as we mark our assets to market.

  INTEREST RATE FLUCTUATIONS CAN HAVE VARIOUS EFFECTS ON US, AND COULD LEAD TO REDUCED EARNINGS AND/OR INCREASED EARNINGS VOLATILITY.

     Our balance sheet and asset/liability operations are complex and diverse with respect to interest rate movements, so we cannot fully describe all the possible effects of changing interest rates. We do not seek to eliminate all interest rate risk. Changes in interest rates, the interrelationships between various interest rates, and interest rate volatility could have negative effects on our earnings, the market value of our assets and liabilities, loan prepayment rates, and our access to liquidity. Changes in interest rates can also affect our credit results.

     Generally, rising interest rates could lead to reduced asset market values and slower prepayment rates. Initially, our net interest income may be reduced if short-term interest rates increase, as our cost of funds would likely respond to this increase more quickly than would our asset yields. Within three to twelve months of a rate change, however, asset yields for our adjustable rate residential loans may increase commensurately with the rate increase. Higher short-term interest rates may reduce earnings in the short-term, but could lead to higher long-term earnings, as we earn more on the equity-funded portion of our balance sheet. If we own fixed rate assets that are funded with floating rate debt, our net interest income from this portion of our balance sheet would be unlikely to recover until interest rates dropped again or the assets matured. Some of our adjustable rate residential loans have periodic caps that limit the extent to which the coupon we earn can rise or fall, usually 2% annual caps, and life caps that set a maximum coupon. If short-term interest rates rise rapidly or rise so that our loan coupons reach their periodic or life caps, the ability of our asset yields to rise along with market rates would be limited, but there may be no such limits on the increase in our liability costs.

     Falling interest rates can also lead to reduced asset market values in some circumstances, particularly for prepayment-sensitive, premium, and other assets and for many types of interest rate agreement hedges. Decreases in short-term interest rates can be positive for earnings in the near-term, as our cost of funds may decline more quickly than our asset yields would. For longer time horizons, falling short-term interest rates can reduce our earnings, as we may earn lower yields from the assets that are equity-funded on our balance sheet.

     Changes in the interrelationships between various interest rates can reduce our net interest income even in the absence of a clearly defined interest rate trend. For instance, if the short-term interest rate indices that drive our asset yields were to decline relative to the short-term interest rate indices that determine our cost of funds, our net interest income would be reduced. As another example, if short-term interest rates rise relative to long-term interest rates (a flatter or inverted yield curve) then prepayments on our adjustable rate residential loans would likely increase and this may reduce earnings.

  HEDGING ACTIVITIES MAY REDUCE LONG-TERM EARNINGS AND MAY FAIL TO REDUCE EARNINGS VOLATILITY OR TO PROTECT OUR CAPITAL IN DIFFICULT ECONOMIC ENVIRONMENTS; FAILURE TO HEDGE MAY ALSO HAVE ADVERSE EFFECTS ON OUR RESULTS.

     We attempt to hedge certain risks through managing certain characteristics of our assets and liabilities, and as we deem appropriate, by entering into various interest rate agreements. The amount and level of interest rate agreements that we have may vary significantly over time. We generally attempt to enter into interest rate hedges that provide an appropriate and efficient method for hedging the desired risk. We may elect accounting treatment under FAS 133 for a portion of our hedges. However, there can be no assurance that electing FAS 133 accounting for certain hedges will improve the quality of our reported earnings or that we will continue to meet the requirements of FAS 133 when elected. In addition, the ongoing requirements of FAS 133 are complex and rigorous; if we fail to meet these requirements we would be required to de-designate our interest rate agreements as hedges under FAS 133 and commence mark-to-market accounting through our consolidated statements of income.

     Our quarterly earnings may reflect volatility in earnings that are exaggerated by the resulting accounting treatment for certain hedges.

     Hedging against interest rate movements using interest rate agreements (including interest rate swap instruments and interest rate futures) and other instruments usually has the effect over long periods of time of lowering long-term earnings. To the extent that we hedge, it is usually to protect us from some of the effects of short-term interest rate volatility, to lower short-term earnings volatility, to stabilize liability costs, or to stabilize the future cost of anticipated liability issuance. Such hedging may not achieve its desired goals. Using interest rate agreements to hedge may increase short-term earnings volatility, if we elect mark-to-market accounting for our hedges. Reductions in market values of interest rate agreements may not be offset by increases in market values of the assets or liabilities being hedged. Conversely, increases in market values of interest rate agreements may not fully offset declines in market values of assets or liabilities being hedged. Changes in market values of interest rate agreements may require us to pledge significant amounts of collateral or cash. Hedging exposes us to counter-party risks.

     We also may hedge by taking short or long positions in U.S. treasuries, mortgage securities, or other cash instruments. Such hedges may have special basis, liquidity, and other risks.

  MAINTAINING REIT STATUS MAY REDUCE OUR FLEXIBILITY.

     To maintain REIT status, we must follow rules and meet certain tests. In doing so, our flexibility to manage our operations may be reduced. If we make frequent asset sales to persons deemed customers, we could be viewed as a "dealer," and thus subject to entity level taxes. Certain types of hedging may produce non-qualifying income under the REIT rules. Our ability to own non-real estate related assets and earn non-real estate related income is limited. Meeting minimum REIT dividend distribution requirements may reduce our liquidity. Because we must distribute at least 90% of our taxable REIT income as dividends to maintain our REIT status, we may need to raise new equity capital if we wish to grow operations at a rapid pace. Stock ownership tests may limit our ability to raise significant amounts of equity capital from one source. Failure to meet REIT requirements may subject us to taxation, penalties, and/or loss of REIT status. REIT laws and taxation could change in a manner adverse to our operations. To pursue our business plan as a REIT, we generally need to avoid becoming a registered investment company, or RIC. To avoid RIC restrictions, we generally need to maintain at least 55% of our assets in whole loan form or in other related forms of assets that qualify for this test. Meeting this test may restrict our flexibility. Failure to meet this test would limit our ability to leverage and would impose other restrictions on our operations. Our ability to invest in taxable subsidiaries is limited under the REIT rules. Our REIT status affords us certain protections against take-over attempts. These take-over restrictions may not always work to the advantage of stockholders. Our stated goal is to not generate income that would be taxable as unrelated business taxable income, or UBTI, to our tax-exempt stockholders. Achieving this goal may limit our flexibility in pursuing certain transactions. Despite our efforts to do so, we may not be able to avoid creating or distributing UBTI to our stockholders.

     We may seek to retain a portion of our earnings from time to time so we can increase our investments in real estate loans and securities; we will be subject to income and excise taxes under the REIT tax rules if we do so. New tax rules regarding dividends have been enacted and future legislative or regulatory changes may limit the tax benefits accorded to REITs, either of which may reduce some of a REIT's competitive edge relative to non-REIT corporations.

  OUR CASH BALANCES AND CASH FLOWS MAY BECOME LIMITED RELATIVE TO OUR CASH
  NEEDS.

     We need cash to meet our working capital, minimum REIT dividend distribution requirements, and other needs. Cash could be required to pay-down our recourse short-term borrowings in the event that the market values of our assets that collateralize our debt decline, the terms of short-term debt become less attractive, or for other reasons. Cash flows from principal repayments could be reduced should prepayments slow or should credit quality trends deteriorate (in the latter case since, for certain of our assets, credit tests must be met for us to receive cash flows). For some of our assets, cash flows are "locked-out" and we receive less than our pro-rata share of principal payment cash flows in the early years of the investment. Operating cash flow generation could be reduced if earnings are reduced, if discount amortization income significantly exceeds premium amortization expense, or for other reasons. Our minimum dividend distribution requirements could become large relative to our cash flow if our income as calculated for tax purposes significantly exceeds our cash flow from operations. Generally, our cash flow has materially exceeded our cash requirements; this situation could be reversed, however, with corresponding adverse consequences to us. We generally maintain what we believe are ample cash balances and access to borrowings to meet projected cash needs. In the event, however, that our liquidity needs exceed our access to liquidity, we may need to sell assets at an inopportune time, thus reducing our earnings. In an adverse cash flow situation, our REIT status or our solvency could be threatened.

  INCREASED COMPETITION COULD REDUCE OUR ACQUISITION OPPORTUNITIES OR AFFECT OUR OPERATIONS IN A NEGATIVE MANNER.

     We believe that our principal competitors in our business of investing in real estate loans are banks and thrifts, mortgage and bond insurance companies, other mortgage REITs, hedge funds and private investment partnerships, life insurance companies, government sponsored entities such as Fannie Mae, Freddie Mac, Ginnie Mae, and the Federal Home Loan Banks, mutual funds, pension funds, mortgage originators, Wall Street broker-dealers, overseas entities, and other financial institutions. Although we anticipate that we will be able to compete effectively due to our relatively low level of operating costs, relative freedom to securitize our assets, our ability to utilize leverage, freedom from certain forms of regulation, focus on our core business, and the tax advantages of our REIT status, nevertheless, many of our competitors have greater operating and financial resources than we do. Competition from these entities, or new entrants, could raise prices on real estate loans and other assets, reduce our acquisition opportunities, or otherwise materially affect our operations in a negative manner. We expect competition to increase.

  NEW ASSETS MAY NOT BE AVAILABLE AT ATTRACTIVE PRICES, THUS LIMITING OUR GROWTH AND/OR EARNINGS.

     In order to reinvest proceeds from real estate loan principal repayments, or to deploy new equity capital that we may raise in the future, we need to acquire new assets. If pricing of new assets is unattractive, or if the availability of new assets is much reduced, we may not be able to acquire new assets that will generate attractive returns. Our new assets may generate lower returns than the assets that we have on our balance sheet. Generally, unattractive pricing and availability of new assets is a function of reduced supply and/or increased demand. Supply can be reduced if originations of a particular product are reduced, or if there are few sales in the secondary market of seasoned product from existing portfolios. The supply of new securitized assets appropriate for our balance sheet could be reduced if the economics of securitization become unattractive or if a form of securitization that is not favorable for our balance sheet predominates. Also, assets with a favorable risk/reward ratio may not be available if the risks of owning such assets increase substantially relative to market pricing levels. Increased competition could raise prices to unattractive levels.

  ACCOUNTING CONVENTIONS AND ESTIMATES CAN CHANGE, AFFECTING OUR REPORTED RESULTS AND OPERATIONS.

     Accounting rules for the various aspects of our business change from time to time. Changes in accounting rules or the accepted interpretation of these rules can affect our reported income, earnings, and stockholders' equity. Our revenue recognition and other aspects of our reported results are based on estimates of future events. These estimates can change in a manner that adversely affects our results or demonstrate, in retrospect, that revenue recognition in prior periods was too high or too low.

  OUR POLICIES, PROCEDURES, PRACTICES, PRODUCT LINES, RISKS, HEDGING PROGRAMS, AND INTERNAL RISK-ADJUSTED CAPITAL GUIDELINES ARE SUBJECT TO CHANGE.

     In general, we are free to alter our policies, procedures, practices, product lines, leverage, risks, internal risk-adjusted capital guidelines, and other aspects of our business. We can enter new businesses or pursue acquisitions of other companies. In most cases, we do not need to seek stockholder approval to make such changes. We will not necessarily notify stockholders of such changes.

  WE DEPEND ON KEY PERSONNEL FOR SUCCESSFUL OPERATIONS.

     We depend significantly on the contributions of our executive officers and staff. Many of our officers and employees would be difficult to replace. The loss of any key personnel could materially affect our results.

  INVESTORS IN OUR COMMON STOCK MAY EXPERIENCE LOSSES, VOLATILITY, AND POOR LIQUIDITY, AND WE MAY REDUCE OUR DIVIDENDS IN A VARIETY OF CIRCUMSTANCES.

     Our earnings, cash flow, book value, and dividends can be volatile and difficult to predict. Investors should not rely on predictions or management beliefs. Although we seek to pay a regular common stock dividend rate that is sustainable, we may reduce our dividend rate in the future for a variety of reasons. We may not provide public warnings of such dividend reductions prior to their occurrence. Fluctuations in our current and prospective earnings, cash flow, and dividends, as well as many other factors such as perceptions, economic conditions, stock market conditions, and the like, can affect our stock price. Investors may experience volatile returns and material losses. In addition, liquidity in the trading of our stock may be insufficient to allow investors to sell their stock in a timely manner or at a reasonable price.

  THE ACTUAL PRICE PAID FOR SHARES ACQUIRED UNDER THE PLAN MAY BE HIGHER THAN THE DISCOUNTED PRICE DETERMINED USING THE MARKET PRICE FORMULA.

     Our Plan includes a requirement that all investments be made at a price that is at least equal to 95% of the value of our stock on the Investment Date. If the value of our stock on the Investment Date significantly exceeds the value of our stock determined using the Market Price formula, the price paid under the Plan will be increased to ensure compliance with this requirement. The minimum pricing requirement is included in the Plan in order to ensure compliance with certain tax rules applicable to REITs. Under those rules, in order to maintain the deductibility of our dividends, the value of the discounts granted by us cannot exceed 5% of the value of our shares on the actual date of investment.

     Your taxable income attributable to discounts received under the Plan will be based on the value of our stock on the Investment Date and not on the Market Price of such stock.

                              REDWOOD TRUST, INC.

     We are a real estate finance company. We distribute to our shareholders as dividends the mortgage payments we receive from our real estate loans and securities, less interest expenses and operating costs.

     Our primary business is owning, financing, and credit enhancing high-quality jumbo residential mortgage loans. Jumbo residential loans have mortgage balances that exceed the financing limit imposed on Fannie Mae and Freddie Mac, both of which are United States government-sponsored real estate finance entities. Most of the loans that we finance have mortgage loan balances between $350,000 and $750,000.

     We acquire high-quality jumbo residential mortgage loans from large, high-quality mortgage origination companies. We hold these loans on our balance sheet to earn interest income. We typically fund these loans with a combination of equity and long-term amortizing non-recourse debt.

     We also acquire mortgage securities representing subordinated interests in pools of high-quality residential mortgage loans. By acquiring the subordinated securities of these loan pools, we provide credit-enhancement for the more senior securities backed by the pool so they can be sold to capital market investors. Our prospective returns from our investment in these credit-enhancement securities will be driven primarily by the future credit performance of these mortgages.

     We also own and finance commercial mortgage loans and own a portfolio of residential and commercial real estate securities. We may acquire or create other types of assets in the future.

     We have elected, and anticipate that we will continue to elect, to be organized as a real estate investment trust, or REIT. As a REIT, we distribute substantially all of our net taxable earnings (excluding earnings generated in but not yet distributed from taxable subsidiaries) to our stockholders as dividends. As long as we retain our REIT status, we will not pay most types of corporate income taxes on taxable income earned in Redwood Trust, Inc.

     Redwood Trust, Inc. was incorporated in the State of Maryland on April 11, 1994, and commenced operations on August 19, 1994. Our executive offices are located at One Belvedere Place, Suite 300, Mill Valley, California 94941.

     At April 20, 2004, we had outstanding 19,802,270 shares of common stock listed on the New York Stock Exchange under the symbol "RWT".

     We do not currently have any issued and outstanding shares of preferred stock. If we do issue preferred stock in the future, we would expect that dividend reinvestment in shares of our common stock would be available to the holders of the preferred shares.

                                    THE PLAN

     The original Dividend Reinvestment Plan was adopted by our Board of Directors on September 15, 1995 and became effective on October 9, 1995. The Plan was amended by our Board of Directors as of December 13, 1996 to include the Stock Purchase program and further amended as of September 30, 2002. The Plan was further amended by our Board of Directors on March 4, 2004 and, subject to stockholder approval, will become effective May 6, 2004.

     The following series of questions and answers explains and constitutes the Plan in its entirety. Shareholders who do not participate in the Plan will receive cash dividends, as declared, and paid in the usual manner.

                                    PURPOSE

1.  WHAT IS THE PURPOSE OF THE PLAN?

     The primary purpose of the Plan is to provide eligible holders of shares of our common stock and interested new investors with a convenient and economical method of increasing their investment in us by investing cash dividends or Optional Cash Payments, or both, in additional shares of common stock without payment of any brokerage commission or service charge and, currently, at a discount ranging from 0% to 3% from the Market Price.

     We may also use the Plan to raise additional capital through the sale each month of a portion of the shares available for issuance under the Plan to owners of shares and interested new investors (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. Our ability to waive limitations applicable to the amounts which participants may invest pursuant to the Plan's Optional Cash Payment feature will allow for these sales.

     Under the Plan, if you purchase shares directly from us, the net proceeds of the sale of those shares will be used to purchase additional real estate mortgage assets and for general corporate purposes.

     The Plan is intended for the benefit of our investors and not for individuals or investors who engage in transactions which may cause aberrations in the price or trading volume of shares of common stock. From time to time, financial intermediaries may engage in positioning transactions to benefit from the discount from the Market Price of the shares of common stock acquired through the reinvestment of dividends or Optional Cash Payments under the Plan. Those transactions may cause fluctuations in the price or trading volume of the shares of our common stock. We reserve the right to modify, suspend, or terminate participation in the Plan by otherwise eligible holders of shares of common or preferred stock or interested new investors to eliminate practices which are, in our sole discretion, not consistent with the purposes or operation of the Plan or which adversely affect the price of the shares of common stock or which could adversely affect our status as a REIT.

                               AVAILABLE OPTIONS

2.  WHAT OPTIONS ARE AVAILABLE UNDER THE PLAN?

     Stock Purchase Program. Each month, you may elect to invest Optional Cash Payments in additional shares of common stock, subject to a minimum per month purchase of $100 and a maximum per month purchase limit of $10,000, subject to waiver. You may make Optional Cash Payments each month even if you do not reinvest dividends.

     Dividend Reinvestment Program. Holders of our stock who wish to participate in the Plan, whether Record Owners, Beneficial Owners, and interested new investors who make an initial investment through the Stock Purchase program described above may elect to have all, a portion, or none of their cash dividends paid on their shares of our stock automatically reinvested in additional shares of common stock through the Dividend Reinvestment program. Cash dividends are paid on our common stock, or if and when outstanding on any other class of equity that pays dividends, when and as declared by our Board of Directors, generally on a quarterly basis. Subject to the availability of shares of common stock registered for issuance under the Plan, there is generally no limitation on the amount of dividends you may reinvest under the dividend reinvestment feature of the Plan.

                           BENEFITS AND DISADVANTAGES

3.  WHAT ARE THE BENEFITS AND DISADVANTAGES OF THE PLAN?

  BENEFITS

     (a) The Plan provides you with the opportunity to automatically reinvest cash dividends paid on all or a portion of your common stock in additional shares of common stock without payment of any brokerage commission or service charge and at a 2% discount from the Market Price.

     (b) Whether you are an eligible stockholder or a new investor, the Plan provides you with the opportunity to make monthly investments of Optional Cash Payments, subject to minimum and maximum amounts, for the purchase of additional shares of common stock. If you purchase shares of common stock under the Optional Cash Payment program, you will not pay any brokerage commission or service charge, and your purchase price generally will reflect a discount ranging from 0% to 3% from the Market Price.

     (c) All cash dividends paid on participants' Plan shares enrolled in the Dividend Reinvestment program can be fully invested in additional shares of common stock because the Plan permits fractional shares to be credited to Plan accounts. Dividends on such fractional shares, as well as on whole shares, will also be reinvested in additional shares which will be credited to Plan accounts.

     (d) The Plan Administrator, at no charge to you and at your election, either sends certificates to you for optional shares purchased or provides for the safekeeping of stock certificates for shares credited to each Plan account.

     (e) As a participant in the Plan, you may also elect to deposit with the Plan Administrator certificates for your other common stock registered in your name for safekeeping without charge. Because you bear the risk of loss in sending certificates to the Plan Administrator, certificates should be sent by registered mail, return receipt requested, and properly insured to the address specified in Question 4 below. If certificates are later issued either upon your request or upon termination of your participation, new, differently numbered certificates will be issued.

     (f) Periodic statements reflecting all current activity, including purchases, sales and latest balances, will simplify your record keeping.

  DISADVANTAGES

     (a) Neither we nor the Plan Administrator will pay interest on dividends or Optional Cash Payments held pending reinvestment or investment. In addition, Optional Cash Payments of less than $100 and that portion of any Optional Cash Payment which exceeds the maximum monthly purchase limit of $10,000 (unless such upper limit has been waived by us) may be subject to return to you without interest. In addition, for pre-approved Optional Cash Payments in excess of $10,000 used to purchase common stock directly from us, if the Threshold Price, if any, is not met or the Maximum Price you specified is exceeded, a portion or all of your Optional Cash Payments in excess of $10,000 will be subject to return to you without interest.

     (b) With respect to Optional Cash Payments, the actual number of shares to be issued to your Plan account will not be determined until after the end of the relevant Pricing Period. Therefore, during the Pricing Period you will not know the actual number of shares, if any, you have purchased.

     (c) With respect to shares acquired from us, while the Plan currently provides for a discount from the Market Price during the Pricing Period, the Market Price, as so discounted, may exceed the price at which shares of our common stock are trading on the Investment Date when the shares are issued or thereafter. The fair market value on the Investment Date generally governs the amount of taxable income to shareholders and may affect the price at which your shares are purchased.

     (d) Because Optional Cash Payments must be received by the Plan Administrator by the Optional Cash Payment Due Date, such payments may be exposed to changes in market conditions for a longer period of time than in the case of typical secondary market transactions. In addition, Optional Cash Payments once received by the Plan Administrator will not be returned to you unless you send a written request to the Plan Administrator at least five business days before the commencement of the relevant Pricing Period with respect to that payment.

     (e) There is a nominal fee per transaction, a brokerage commission and applicable share transfer taxes on resales that you may be required to pay to the Plan Administrator if you request that the Plan Administrator sell some or all or your shares of common stock credited to your Plan account.

     (f) If you chose to reinvest cash dividends, you will be treated for federal income tax purposes as having received a distribution in cash on the distribution payment date. You will have to use other funds (or sell a portion of the common stock received) to fund the resulting tax liability.

     Prospective investors should carefully consider the matters described in the Risk Factors section of the prospectus before making an investment in our common stock.

                                 ADMINISTRATION

4.  WHO ADMINISTERS THE PLAN?

     We have retained Computershare Investor Services LLC, as Plan Administrator to administer the Plan, keep records, send statements of account activity, and perform other duties relating to the Plan. The mailing address, telephone number, website and email addresses are:

                      Computershare Investor Services LLC
                                 P.O. Box A3309
                             Chicago, IL 60690-3309
                            Telephone (888) 472-1955
                          HTTP://WWW.COMPUTERSHARE.COM
                         WEB.QUERIES@COMPUTERSHARE.COM

     Certificates for Plan Shares purchased pursuant to the Stock Purchase program but not designated for investment in the Dividend Reinvestment program will be sent to you or held by the Plan Administrator, at your discretion, free of charge. Plan Shares designated for the Dividend Reinvestment program will be held by the Plan Administrator and registered in the Plan Administrator's name (or its nominee) as agent for each Participant in the Plan. As record holder for the Plan shares, the Plan Administrator will receive dividends on all Plan Shares held on the dividend Record Date, will credit such dividends to Participants' accounts on the basis of whole or fractional Plan Shares held in such accounts, and will automatically reinvest such dividends in additional shares of common stock according to the portion of the Participants' shares of stock designated to participate in the Dividend Reinvestment program. Any remaining portion of cash dividends not designated for reinvestment will be sent to you. If the Plan Administrator resigns or otherwise ceases to act as plan administrator, we will appoint a new plan administrator to administer the Plan, and advise you of the change.

     The Plan Administrator also acts as dividend disbursing agent, transfer agent, and registrar for our common stock.

                                 PARTICIPATION

     For purposes of this section, responses are generally directed (a) to existing shareholders, according to the method by which their shares are held, or (b) to investors who are not currently shareholders but would like to make an initial purchase of common stock to become a Participant.

5.  WHO IS ELIGIBLE TO PARTICIPATE?

     A Record Owner (which means a stockholder who owns shares of our stock in his or her own name) or a Beneficial Owner (which means a stockholder who beneficially owns shares of our stock that are registered in a name other than his or her own name, for example, in the name of a broker, bank, or other nominee) may participate in the Plan. A Record Owner may participate directly in the Plan. A Beneficial Owner must either become a Record Owner by having one or more shares transferred into his or her own name or coordinating with his or her broker, bank, or other nominee to participate in the Plan on his or her behalf. A broker, bank, or other nominee acting on behalf of a Beneficial Owner must have a separate account for each Beneficial Owner who is a Participant in the Plan and for whom it acts as the broker, bank, or other nominee. In addition, interested investors who are not stockholders may participate in the Plan through the Optional Cash Payment feature.

     We may terminate, by written notice, at any time, any Participant's participation in the Plan if that participation would or could be in violation of the restrictions contained in our Articles of Incorporation or By-laws. Those restrictions prohibit any person or group of persons from acquiring or holding, directly or indirectly, ownership of shares of our capital stock in excess of 9.8% (by number or value) of the outstanding shares. The meanings given to the terms "group" and "beneficial ownership" may cause a person who individually owns less than 9.8% of the shares outstanding to be deemed to be holding shares in excess of the foregoing limitation. Our Articles of Incorporation provide that in the event a person acquires shares of capital stock in excess of the foregoing limitation, the excess shares will be transferred to a trustee for the benefit of a charitable beneficiary designated by our Board of Directors. Under our Articles of Incorporation, certain transfers or attempted transfers that would jeopardize our qualification as a real estate investment trust for tax purposes may be voided to the fullest extent permitted by law

6.  HOW DOES AN ELIGIBLE SHAREHOLDER OR INTERESTED NEW INVESTOR PARTICIPATE?

     RECORD OWNERS may join the Plan by completing and signing an enrollment form and returning it to the Plan Administrator. Enrollment forms may be obtained at any time from the Plan Administrator.

     BENEFICIAL OWNERS who wish to join the Plan must instruct their bank, broker, or other nominee to arrange participation in the Plan on the Beneficial Owner's behalf. The bank, broker, or other nominee should then make arrangements with its securities depository and the securities depository will provide the Plan Administrator with the information necessary to allow the Beneficial Owner to participate in the Plan. Should the Beneficial Owner wish to participate in the Stock Purchase program, a broker and nominee form must also be sent to the Plan Administrator for the bank, broker, or other nominee to participate in the Stock Purchase Program on behalf of the Beneficial Owner. To facilitate participation by Beneficial Owners, we have made arrangements with the Plan Administrator to reinvest dividends, on a per dividend basis, and accept Optional Cash Payments under the Stock Purchase program by record holders such as brokers, banks, and other nominees, on behalf of Beneficial Owners. Interested Beneficial Owners are cautioned to insure that the broker, bank, or other nominee passes along the proceeds of any applicable discount to the beneficiary's account.

     Alternatively, a Beneficial Owner may simply request that the number of shares the Beneficial Owner wishes to be enrolled in the Plan be reclassified or reregistered by the bank, broker, or other nominee in the Beneficial Owner's own name as Record Owner to directly participate in the Plan.

     NEW INVESTORS may join the Plan as a Record Owner by making an initial investment in an amount of at least $100 up to $10,000 unless the maximum limit is specifically waived by us. The new investor should mark the box on the enrollment form indicating that he or she is a new investor wishing to become a participant and should designate the amount for initial purchase of common stock. At the same time, the new participant may designate all, a portion, or none of the shares to be purchased to be enrolled in the Dividend Reinvestment program. The enrollment form should be returned to the Plan Administrator, with payment, on or before the applicable dates discussed below.

     ANY PARTICIPANT WHO RETURNS A PROPERLY EXECUTED ENROLLMENT FORM TO THE PLAN ADMINISTRATOR WITHOUT SPECIFYING THE NUMBER OF SHARES TO BE INCLUDED IN THE DIVIDEND REINVESTMENT PROGRAM WILL BE ENROLLED AS HAVING SELECTED THE FULL DIVIDEND REINVESTMENT OPTION DESCRIBED BELOW.

     If an enrollment form requesting reinvestment of dividends is received by the Plan Administrator at least 2 business days before the Record Date established for a particular dividend, reinvestment will commence with that dividend. If an enrollment form is received less than 2 business days before the Record Date established for a particular dividend, the reinvestment of dividends will begin on the dividend payment date following the next Record Date if such stockholder or the participating bank, broker or other nominee is still a holder of record. Additionally, for Participants wishing to make Optional Cash Payments to purchase shares under the Stock Purchase program, full payment must be received by the Plan Administrator by the Optional Cash Payment Due Date. In the case of new investors making an initial investment to become Participants, both the enrollment form and full payment of their designated initial investment must be received by the Optional Cash Payment Due Date.

7.  WHAT DOES THE ENROLLMENT FORM PROVIDE?

     The enrollment form appoints the Plan Administrator as your agent and directs us to pay to the Plan Administrator your cash dividends on all or a specified number of shares of common stock that you own on the applicable Record Date, as well as on all whole and fractional shares of common stock credited to your Plan account. The enrollment form directs the Plan Administrator to purchase for your account on the Investment Date additional shares of common stock with those dividends and Optional Cash Payments, if any, made by you. The enrollment form also directs the Plan Administrator to reinvest automatically all, a portion, or none of the subsequent dividends with respect to shares of common stock credited to your Plan account. Dividends will continue to be reinvested on the number of shares of common stock that you own on the applicable Record Date and on all shares of common stock credited to your Plan account until you withdraw from the Plan, or we terminate the Plan.

     The enrollment form provides for the purchase of initial or additional shares of common stock through the following investment options:

          (1) If you elect "Full Dividend Reinvestment," the Plan Administrator will apply all cash dividends on all shares of common stock then or subsequently registered in your name, and all cash dividends on all shares of common stock credited to your Plan account, together with any Optional Cash Payments, toward the purchase of additional shares of common stock.

          (2) If you elect "Partial Dividend Reinvestment," the Plan Administrator will apply all cash dividends on a specified number of shares of common stock that you own on the applicable Record Date registered in your name and specified on the enrollment form and all cash dividends on all shares of common stock credited to your Plan account, together with any Optional Cash Payments, toward the purchase of additional shares of common stock. The Plan Administrator will pay cash dividends on the remaining shares of common stock directly to you.

          (3) If you elect "All Dividends Paid in Cash", you will continue to receive cash dividends on shares of common stock held for your benefit outside the Plan, if any, in the usual manner. However, the Plan Administrator will apply all cash dividends on all shares of common stock credited to your Plan account, together with any Optional Cash Payments that it receives from you, toward the purchase of additional shares of common stock.

     You may select any one of these three options. In each case, the Plan Administrator will reinvest dividends on all shares of common stock credited to your Plan account, including dividends on shares of common stock purchased with any Optional Cash Payments, until you withdraw from the Plan altogether, or until we terminate the Plan. If you would prefer to receive cash payments of dividends paid on shares of common stock credited to your Plan account rather than reinvest such dividends, you must withdraw those shares from the Plan by written notification to the Plan Administrator.

     You may change your investment options at any time by requesting a new enrollment form and returning it to the Plan Administrator at the address set forth in Question 4.

     ANY PARTICIPANT WHO RETURNS A PROPERLY EXECUTED ENROLLMENT FORM TO THE PLAN ADMINISTRATOR WITHOUT ELECTING AN INVESTMENT OPTION WILL BE ENROLLED AS HAVING SELECTED THE FULL DIVIDEND REINVESTMENT OPTION.

8.  WHAT DOES THE BROKER AND NOMINEE FORM PROVIDE?

     The broker and nominee form provides the only means by which a broker, bank, or other nominee holding shares of a Beneficial Owner in the name of a major securities depository may invest Optional Cash Payments on behalf of that Beneficial Owner. A broker and nominee form [should be furnished to you by your broker, bank or other nominee and] must be delivered to the Plan Administrator each time such broker, bank, or other nominee transmits Optional Cash Payments on behalf of a Beneficial Owner.

     Before submitting the broker and nominee form, the broker, bank, or other nominee for a Beneficial Owner must submit a completed enrollment form on behalf of the Beneficial Owner.

     THE PLAN ADMINISTRATOR MUST RECEIVE THE BROKER AND NOMINEE FORM AND APPROPRIATE INSTRUCTIONS BY NOT LATER THAN THE APPLICABLE RECORD DATE OR THE PLAN ADMINISTRATOR WILL NOT INVEST THE OPTIONAL CASH PAYMENT UNTIL THE FOLLOWING INVESTMENT DATE.

9.  IS PARTIAL PARTICIPATION POSSIBLE UNDER THE PLAN?

     Yes. New investors, Record Owners or the bank, broker, or other nominee for Beneficial Owners may designate any desired number of their shares for which dividends are to be reinvested. Dividends will thereafter be reinvested only on the number of shares specified, and the Record Owner or Beneficial Owner, as the case may be, will continue to receive cash dividends on the remainder of the shares.

10.  WHEN MAY AN ELIGIBLE SHAREHOLDER OR INTERESTED NEW INVESTOR JOIN THE PLAN?

     A Record Owner or a Beneficial Owner may join the Plan at any time. A new investor may join the Plan by making an initial investment of $100 to $10,000 (or more with our permission) when returning the enrollment form. Once in the Plan, you remain in the Plan until you withdraw, we or the Plan Administrator terminate your participation or we terminate the Plan.

11.  WHEN WILL DIVIDENDS AND OPTIONAL CASH PAYMENTS BE INVESTED?

     When shares are purchased from us, the Plan Administrator will make those purchases on the Investment Date in each month. The Investment Date will generally be the dividend payment date for dividends and, generally, the 21st day of a month for Optional Cash Payments, unless such date is not a business day in which case it is the 1st business day immediately thereafter, or, in the case of open market purchases, typically some day or days between the 21st and the next 10 business days thereafter, as market conditions permit. However, for Optional Cash Payments, we may designate other Investment Dates for any month, at our sole discretion.

     When the Plan Administrator makes open market purchases, those purchases may be made on any securities exchange where the shares are traded, in the over-the-counter market or in negotiated transactions, and may be subject to such terms with respect to price, delivery, and other matters as agreed to by the Plan Administrator. Neither we nor you will have any authorization or power to direct the time or price at which the Plan Administrator purchases shares or the selection of the broker or dealer through or from whom the Plan Administrator makes purchases. However, when the Plan Administrator makes open market purchases with Optional Cash Payments, the Plan Administrator is required to use its reasonable best efforts to purchase the shares at the lowest possible price.

     If the Plan Administrator receives the enrollment form at least two days before the Record Date for a dividend payment, the election to reinvest dividends will begin with that dividend payment. If the Plan Administrator receives the enrollment form less than two days before any such Record Date, reinvestment of dividends will begin on the dividend payment date following the next Record Date if you are still a stockholder of record.

     The Plan Administrator will allocate shares and credit shares, computed to three decimal places, to your account as follows: (1) shares purchased from us will be allocated and credited as of the appropriate Investment Date; and (2) shares purchased in open market transactions will be allocated and credited as of the date on which the Plan Administrator completes the purchases of the aggregate number of shares to be purchased on behalf of all participants with dividends to be reinvested or Optional Cash Payments, as the case may be, during the month.

     NO INTEREST WILL BE PAID ON CASH DIVIDENDS PENDING INVESTMENT OR REINVESTMENT UNDER THE TERMS OF THE PLAN. SINCE NO INTEREST IS PAID ON CASH HELD BY THE PLAN ADMINISTRATOR, IT NORMALLY WILL BE IN YOUR BEST INTEREST TO DEFER OPTIONAL CASH PAYMENTS UNTIL SHORTLY BEFORE COMMENCEMENT OF THE PRICING PERIOD.

                         PURCHASES AND PRICES OF SHARES

12.  WHAT WILL BE THE PRICE TO PARTICIPANTS OF SHARES PURCHASED UNDER THE PLAN?

     With respect to reinvested dividends whether the shares are acquired directly from us or on the open market, they will be purchased for the Plan at a discount of 2% from the Market Price, as defined below.

     Each month, we may establish a discount between 0% and 3% from the Market Price applicable to Optional Cash Payments. The discount may vary each month but once established will apply uniformly to all purchases made using Optional Cash Payments during that month.

     However, in no event shall the price paid be less than the Minimum Price, which is 95% of the sum of the fair market value of our common stock on the date of purchase plus brokerage commissions, if any, paid by us.

     The Market Price, in the case of shares purchased directly from us, will be the average of the daily high and low sales prices, computed to 3 decimal places, of our common stock on the NYSE or other applicable securities exchange, as reported in the Wall Street Journal, during the Pricing Period (generally the 10 days on which the NYSE is open and for which trades in our common stock are reported immediately preceding the relevant Investment Date, or, if no trading occurs in our common stock on one or more of such days, for the 10 days immediately preceding the Investment Date for which trades are reported; the exact number of days depends on the determined Pricing Period). In the case of shares purchased on the open market, the Market Price will be the weighted average of the actual prices paid, net of any brokerage commissions, computed to 3 decimal places, for all of the common stock purchased by the Plan Administrator with all Participants' reinvested dividends and Optional Cash Payments for the related month.

     Neither we nor you will have any authorization or power to direct the time or price at which the Plan Administrator purchases shares or the selection of the broker or dealer through or from whom the Plan Administrator makes the purchases. However, when open market purchases are made by the Plan Administrator, the Plan Administrator is required to use its best efforts to purchase the shares at the lowest possible price.

13.  WHAT ARE THE RECORD DATES AND INVESTMENT DATES FOR DIVIDEND REINVESTMENT?

     For the reinvestment of dividends, the Record Date is the date declared by our Board of Directors for payment of a dividend. Likewise, the dividend payment date declared by our Board of Directors constitutes the Investment Date applicable to the reinvestment of that dividend with respect to shares of common stock acquired directly from us, except that if any such date is not a business day, the first business day immediately following such date will be the Investment Date. The Investment Date with respect to shares of common stock that the Plan Administrator purchases in open market transactions will typically be some day or days between the Investment Date and the next 10 business days thereafter, as market conditions permit. Dividends will be reinvested on the Investment Date using the applicable Market Price.

14.  HOW WILL THE NUMBER OF SHARES PURCHASED FOR YOU BE DETERMINED?

     Your Plan account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount to be invested on your behalf divided by the purchase price per share, less the applicable discount from the Market Price per share. The total amount to be invested will depend on the amount of any dividends paid on the number of shares of common stock that you own on the applicable Record Date and shares of common stock credited to your Plan account and available for investment on the related Investment Date, or the amount of any Optional Cash Payments made by you and available for investment on the related Investment Date. Subject to the availability of shares of common stock registered for issuance under the Plan, there is no limit to the number of shares available for issuance pursuant to the reinvestment of dividends.

15.  WHAT IS THE SOURCE OF SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

     Shares of common stock credited to your Plan account will be purchased either directly from us, in which event such shares will be authorized but unissued shares, or on the open market or privately negotiated transactions, or by a combination of the foregoing, at our option, after a review of current market conditions and our current and projected capital needs. We will determine the source of the shares of common stock to be purchased under the Plan at least three business days before the relevant Investment Date, and will notify the Plan Administrator of the same. Neither we nor the Plan Administrator will be required to provide any written notice to you as to the source of the shares of common stock to be purchased under the Plan, but information regarding the source of the shares of common stock may be obtained by contacting our investor relations department at (415) 389-7373.

16.  HOW DOES THE OPTIONAL CASH PAYMENT FEATURE OF THE PLAN WORK?

     All Record Owners and interested new investors who have timely submitted signed enrollment forms indicating their intention to participate in the Optional Cash Payment feature, and all Beneficial Owners whose brokers, banks, or other nominees have timely submitted signed enrollment forms indicating their intention to participate in the Optional Cash Payment feature (except for Beneficial Owners whose brokers, banks, or other nominees hold the shares of the Beneficial Owners in the name of a major securities depository), are eligible to make Optional Cash Payments during any month, whether or not a dividend is declared. If a broker, bank, or other nominee holds shares of a Beneficial Owner in the name of a major securities depository, Optional Cash Payments must be made through the use of the broker and nominee form. Optional cash payments must be accompanied by an enrollment form or a broker and nominee form, as applicable. The Plan Administrator will apply any Optional Cash Payment received from you no later than one business day before commencement of that month's Pricing Period to the purchase of additional shares of common stock for your account on the following Investment Date and will enroll all, a portion or none of such shares in the Dividend Reinvestment program as directed on the enrollment form.

     The Optional Cash Discount will be established each month by us and will range between 0% and 3% of the Market Price. You are not obligated to participate in the Optional Cash Payment feature of the Plan. Optional cash payments need not be in the same amount each month.

17.  WHAT LIMITATIONS APPLY TO OPTIONAL CASH PAYMENTS?

     Each Optional Cash Payment is subject to a minimum per month purchase of $100 and a maximum per month purchase limit of $10,000. For purposes of these limitations, all Plan accounts under your common control or management (which will be determined at our sole discretion) will be aggregated. Generally, Optional Cash Payments of less than $100 and that portion of any Optional Cash Payment which exceeds the maximum monthly purchase limit of $10,000, unless such limit has been waived by us, will be returned to you without interest at the end of the relevant Pricing Period.

     You may make Optional Cash Payments of up to $10,000 each month without our prior approval, subject to our right to modify, suspend, or terminate participation in the Plan by otherwise eligible holders of shares of common stock or interested new investors to eliminate practices which are, in our sole discretion, not consistent with the purposes or operation of the Plan or which adversely affect the price of the shares of common stock or our status as a REIT for tax purposes.

     Optional cash payments in excess of $10,000 may be made by you only upon our acceptance of a completed Request for Waiver form from you and the Plan Administrator's receipt of that form. There is no pre-established maximum limit applicable to Optional Cash Payments that may be made pursuant to accepted Requests for Waivers. A Request for Waiver form must be received each month by us and the Plan Administrator and accepted by us and notice of our acceptance must have been received by the Plan Administrator no later than the Optional Cash Payment Due Date for the applicable Investment Date. Request for Waiver forms will be furnished at any time upon request to the Plan Administrator at the address or telephone number specified in Question 4. If you are interested in obtaining further information about a Request for Waiver, you should contact our investor relations department at (415) 389-7373.

     Your written Request for Waiver must specify the proposed investment amount(s), Pricing Period(s), calculation of the Purchase Price(s) and Investment Date(s), prior to the commencement of the requested Pricing Period(s). If Requests for Waiver are submitted for any monthly period for an aggregate amount in excess of the amount we are willing to accept, we may honor such requests in order of receipt, pro rata or by any other method which we determine to be appropriate.

     Waivers will be considered on the basis of a variety of factors, which may include our current and projected capital needs, the alternatives available to us to meet those needs, prevailing market prices for shares of common stock and our other securities, general economic and market conditions, expected aberrations in the price or trading volume of the shares of common stock, the potential disruption of the price of the shares of common stock by a financial intermediary, the number of shares of common stock that you hold, your past actions under the Plan, the aggregate amount of Optional Cash Payments for which such waivers have been submitted, and the administrative constraints associated with granting such waivers. Grants of waivers will be made in our absolute discretion.

     Unless we waive our right to do so, we may establish for any Pricing Period a minimum Threshold Price applicable only to the investment of Optional Cash Payments that exceed $10,000 and that are made pursuant to Requests for Waivers, to provide us with the ability to set a minimum price at which shares of common stock will be sold under the Plan each month pursuant to such requests. A Threshold Price will only be established when shares of common stock will be purchased directly from us on the applicable Investment Date. We will, at least three business days before each Optional Cash Payment Due Date, determine whether to establish a Threshold Price and, if a Threshold Price is established, its amount and so notify the Plan Administrator. The determination whether to establish a Threshold Price and, if a Threshold Price is established, its amount, will be made by us at our discretion after a review of current market conditions, the level of participation in the Plan, and our current and projected capital needs. Neither we nor the Plan Administrator will be required to provide any written notice to you as to whether a Threshold Price has been established for any Pricing Period, but information regarding the Threshold Price may be obtained by contacting us at (415) 380-2304 or by visiting our website at http://www.redwoodtrust.com.

     The Threshold Price, if any, for Optional Cash Payments made through Requests for Waivers, if established for a Pricing Period, will be a stated dollar amount that the average of the high and low trading prices of the shares of common stock on the New York Stock Exchange during the Pricing Period must equal or exceed. In the event that the Threshold Price is not satisfied for a trading day in the Pricing Period, then the trading price for such day will be excluded from the computation of the Market Price for such period and the investment made on the corresponding Investment Date will be reduced. For example, for a ten day Pricing Period, for each trading day on which the Threshold Price is not satisfied, 1/10 of each Optional Cash Payment made by you pursuant to a Request for Waiver will be returned to you, without interest, as soon as practicable after the end of the applicable Pricing Period. Thus, for example, if the

Threshold Price is not satisfied for three of the ten trading days in a Pricing Period, 3/10 of your Optional Cash Payment made pursuant to a Request for Waiver will be returned to you by check, without interest, as soon as practicable after the end of the applicable Investment Date. The Plan Administrator expects to mail such checks within five to ten business days from the end of the applicable Investment Date. This return procedure will only apply when shares are purchased directly from us for Optional Cash Payments made through Requests for Waivers and we have set a Threshold Price with respect to the relevant Pricing Period.

     Setting a Threshold Price for a Pricing Period will not affect the setting of a Threshold Price for any subsequent Pricing Period. The Threshold Price concept and return procedure discussed above apply only to Optional Cash Payments made through Requests for Waivers.

     For any Pricing Period, we may waive our right to set a Threshold Price for Optional Cash Payments made through Requests for Waivers. You may ascertain whether the Threshold Price applicable to a given Pricing Period has been set or waived, as applicable, by calling our automated information line at (415) 380-2304.

     Likewise, your Optional Cash Payments made pursuant to a Request for Waiver may specify a Maximum Price per share that you are willing to pay -- and if the Market Price less the applicable discount exceeds such Maximum Price, and the stock is to be purchased directly from us and not on the open market, your investment will not be made and your full payment will instead be returned to you without interest.

     Each month, at least three business days before the commencement of the relevant Pricing Period, we will establish the discount from the Market Price applicable to Optional Cash Payments during the corresponding Pricing Period and will notify the Plan Administrator of the same. The discount may be between 0% and 3% of the Market Price and may vary each month, but once established will apply uniformly to all Optional Cash Payments made during that month. The discount will be established in our sole discretion after a review of current market conditions, the level of participation in the Plan, and our current and projected capital needs. The discount applies only to Optional Cash Payments. Neither we nor the Plan Administrator will be required to provide any written notice to you as to the discount, but information regarding the discount applicable to the next Pricing Period may be obtained by calling our automated information line at (415) 380-2304 or by visiting our website at http://www.redwoodtrust.com. Setting a discount for a Pricing Period will not affect the setting of a discount for any subsequent Pricing Period.

18.  WHAT ARE THE DUE DATES AND INVESTMENT DATES FOR OPTIONAL CASH PAYMENTS?

     Optional cash payments will be invested on the related Investment Date. The Optional Cash Payment Due Date is one business day before commencement of the related Pricing Period and the Investment Date is on or about the 21st day of each month or, in the case of open market purchases, the Investment Date will be such day or days between the 21st and the next 10 business days thereafter, as market conditions permit. We may provide for more than one Optional Cash Payment per month, at our sole discretion.

     Optional cash payments that the Plan Administrator timely receives will be applied to the purchase of shares of common stock on the Investment Dates which relate to the related Pricing Period. No interest will be paid by us or the Plan Administrator on Optional Cash Payments held pending investment. Generally, Optional Cash Payments not timely received will be returned to you without interest at the end of the Pricing Period; you may resubmit those Optional Cash Payments before commencement of the next or a later Pricing Period.

     For a schedule of expected Optional Cash Payment Due Dates and Investment Dates, or visit our website at HTTP://WWW.REDWOODTRUST.COM.

19.  WHEN MUST THE PLAN ADMINISTRATOR RECEIVE OPTIONAL CASH PAYMENTS?

     Each month the Plan Administrator will apply any Optional Cash Payment for which good funds are timely received to the purchase of shares of common stock for your account during the next Pricing

Period. For funds to be invested during the next Pricing Period, the Plan Administrator must have received a check, money order, or wire transfer by the end of the business day immediately preceding the first trading day of the ensuing Pricing Period and that check, money order, or wire transfer must have cleared on or before the first Investment Date in such Pricing Period. Wire transfers may be used only if the Plan Administrator approves it verbally in advance. Checks and money orders are accepted subject to timely collection as good funds and verification of compliance with the terms of the Plan. Checks or money orders should be made payable to "Computershare Investor Services
LLC -- Redwood Trust, Inc. DSPP" and submitted together with, initially, the enrollment form or, subsequently, the form for additional investments attached to your statements. Checks returned for any reason will not be resubmitted for collection.

     You can automatically invest a specified monthly amount (not less than $100 and not more than $10,000 per month) deducted directly from your U.S. bank account by completing the automatic monthly deduction section on the enrollment form and returning it to the Plan Administrator. Funds will be transferred from your account three business days prior to the Optional Cash Payment Due Date each month. You can change or stop automatic monthly investments by completing and returning a new automatic monthly deduction section on the enrollment form or by sending written notification to the Plan Administrator. The Plan Administrator must receive your instructions and authorization ten business days prior to the monthly Optional Cash Payment Due Date.

     NO INTEREST WILL BE PAID BY US OR THE PLAN ADMINISTRATOR ON OPTIONAL CASH PAYMENTS HELD PENDING INVESTMENT. SINCE NO INTEREST IS PAID ON CASH HELD BY THE PLAN ADMINISTRATOR, IT NORMALLY WILL BE IN YOUR BEST INTEREST TO DEFER OPTIONAL CASH PAYMENTS UNTIL SHORTLY BEFORE COMMENCEMENT OF THE PRICING PERIOD.

     For payments to be invested on the Investment Date, in addition to the receipt of good funds by the Optional Cash Payment Due Dates, the Plan Administrator must be in receipt of an enrollment form or a broker and nominee form, as appropriate, as of the same date.

20.  MAY OPTIONAL CASH PAYMENTS BE RETURNED?

     Yes. Upon telephone or written request to the Plan Administrator received at least five business days before the commencement of the relevant Pricing Period for the Investment Date with respect to which Optional Cash Payments have been delivered to the Plan Administrator, such Optional Cash Payments will be returned to you as soon as practicable. Requests received less than five business days before such date will not be returned but instead will be invested on the next related Investment Date. Additionally, in the case of shares being purchased from us, 1/10 of each Optional Cash Payment will be returned by check, without interest, as soon as practicable after the end of the Pricing Period for each trading day that does not meet the Threshold Price, if any, applicable to Optional Cash Payments made pursuant to Requests for Waivers. Similarly, if the Market Price less any applicable discount exceeds the requested Maximum Price, all your waiver request funds will be returned. Also, each Optional Cash Payment, to the extent that it does not either conform to the limitations, or clear within the time limits, will be subject to return to you as soon as practicable.

21. ARE THERE ANY EXPENSES TO YOU IN CONNECTION WITH YOUR PARTICIPATION UNDER THE PLAN?

     No. You will incur no brokerage commissions or service charges in connection with the reinvestment of dividends and in connection with all purchases made pursuant to Optional Cash Payments under the Plan. We will pay all other costs of administration of the Plan. Additionally, you may elect to send the certificates for your other shares of common stock to the Plan Administrator for safekeeping, and there is no fee for this service. However, should you request that the Plan Administrator sell all or any portion of your shares you may pay a nominal fee per transaction to the Plan Administrator, any related brokerage commissions, and applicable stock transfer taxes.

                               ACCOUNT STATEMENTS

22.  WHAT KIND OF REPORTS WILL BE SENT TO YOU?

     You will receive a statement of your account following each purchase or sale transaction and following any withdrawal of shares. These statements are your continuing record of the cost of your purchases and should be retained for income tax purposes. In addition, you will receive copies of other communications sent to holders of the shares of common stock, including our annual report to stockholders, the notice of annual meeting and proxy statement in connection with our annual meeting of stockholders, and Internal Revenue Service information for reporting dividends paid.

                             DIVIDENDS ON FRACTIONS

23.  WILL YOU BE CREDITED WITH DIVIDENDS ON FRACTIONS OF SHARES?

     Yes, fractional shares are computed to four decimal places and dividends are rounded to the nearest penny.

                         CERTIFICATES FOR COMMON SHARES

24.  WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED?

     No. Shares of common stock purchased for you will be held in the name of the Plan Administrator or its nominee. No certificates will be issued to you for shares in the Plan unless you submit a written request to the Plan Administrator or until participation in the Plan is terminated. At any time, you may request that the Plan Administrator send you a certificate for some or all of the whole shares credited to your account. You should mail this request to the Plan Administrator at the address set forth in the answer to Question 4. Any remaining whole shares and any fractions of shares will remain credited to your Plan account. Certificates for fractional shares will not be issued under any circumstances.

25.  IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED?

     Your Plan account is maintained in the name registered at the time of your enrollment in the Plan. Share certificates for whole shares purchased under the Plan will be similarly registered when issued upon your request. If you are a Beneficial Owner, you should place the request through your banker, broker, or other nominee. If you wish to pledge shares credited to your Plan account, you must first withdraw those shares from the Plan account. If you wish to withdraw your shares and have any or all of the full shares held in their Plan account issued and delivered to you in physical form, you may do so by sending a written instruction to the Plan Administrator at the address set forth in Question 4. Registration of withdrawn shares in a name other than yours will require the guaranty of your signature.

                          WITHDRAWALS AND TERMINATION

26.  WHEN MAY PARTICIPANTS WITHDRAW FROM THE PLAN?

     You may withdraw from the Plan with respect to all or a portion of the shares held in your Plan account at any time. If the request to withdraw is received before a dividend Record Date set by our Board of Directors for determining stockholders of record entitled to receive a dividend, the request will be processed on the day following the Plan Administrator's receipt of the request.

     If the Plan Administrator receives your request to withdraw on or after a dividend Record Date, but before a payment date, the Plan Administrator, in its sole discretion, may either pay such dividend in cash or reinvest it in shares for your account. The request for withdrawal will then be processed as promptly as possible following such dividend payment date. All dividends subsequent to such dividend payment date or Investment Date will be paid in cash unless you re-enroll in the Plan, which may be done at any time.

     Any Optional Cash Payments which have been sent to the Plan Administrator before a request for withdrawal will also be invested on the next Investment Date unless you expressly request return of that payment in the request for withdrawal, and the Plan Administrator receives the request for withdrawal at least five business days before the Record Date for the Investment Date with respect to which Optional Cash Payments have been delivered to the Plan Administrator.

27.  HOW DO YOU WITHDRAW FROM THE PLAN?

     If you wish to withdraw from the Plan with respect to all or a portion of the shares held in your Plan account, you must notify the Plan Administrator in writing at its address set forth in the answer to Question 4. Upon your withdrawal from the Plan or termination of the Plan by us, certificates for the appropriate number of whole shares credited to your account under the Plan will be issued. Registration of withdrawn shares in a name other than yours will require the guaranty of your signature.

     Upon withdrawal from the Plan, you may also request in writing that the Plan Administrator sell all or part of the shares credited to your Plan account. The Plan Administrator will sell the shares as requested within ten business days after processing the request for withdrawal. The timing and price of the sale are at the sole discretion of the Plan Administrator. The Plan Administrator will send a check for the proceeds of the sale, less any brokerage commissions and service charges paid to the Plan Administrator and any applicable share transfer taxes, generally within five business days of the sale.

     Cash will be paid in lieu of any fraction of a share, based on the prevailing market price.

28.  ARE THERE ANY AUTOMATIC TERMINATION PROVISIONS?

     Yes. Participation in the Plan will be terminated if the Plan Administrator receives written notice of the death or adjudicated incompetence of a Participant, together with satisfactory supporting documentation of the appointment of a legal representative, at least five business days before the next Record Date for purchases made through the reinvestment of dividends or commencement of the relevant Pricing Period for Optional Cash Payments, as applicable. In the event written notice of death or adjudicated incompetence and such supporting documentation is received by the Plan Administrator less than five business days before the next Record Date for purchases made through the reinvestment of dividends or Optional Cash Payments, as applicable, shares will be purchased for the Participant with the related cash dividend or Optional Cash Payment and participation in the Plan will not terminate until after such dividend or payment has been reinvested. Thereafter, no additional purchase of shares will be made for the Participant's account and the Participant's shares and any cash dividends paid thereon will be forwarded to the Participant's legal representative.

     Further, participation in the Plan may be terminated if all whole shares have been disbursed from your stockholder account and your Plan account, leaving only a fraction of a share.

     Lastly, participation in the Plan may be terminated if we have reason to believe that your continued participation may cause your share ownership to violate our 9.8% charter limit on share ownership or you do not respond to our effort to determine compliance with such requirements.

     WE RESERVE THE RIGHT TO MODIFY, SUSPEND, OR TERMINATE PARTICIPATION IN THE PLAN BY OTHERWISE ELIGIBLE HOLDERS OF SHARES OF COMMON STOCK OR INTERESTED NEW INVESTORS TO ELIMINATE PRACTICES WHICH ARE, IN OUR SOLE DISCRETION, NOT CONSISTENT WITH THE PURPOSES OR OPERATION OF THE PLAN OR WHICH ADVERSELY AFFECT THE PRICE OF THE SHARES OF COMMON STOCK OR OUR STATUS AS A REIT.

                               OTHER INFORMATION

29. WHAT HAPPENS IF YOU SELL OR TRANSFER ALL OF THE SHARES REGISTERED IN YOUR NAME?

     If you dispose of all shares registered in your name and all shares held in your Plan account, and are not shown as a Record Owner on a dividend Record Date, you may be terminated from the Plan as of that date and the termination treated as though a withdrawal notice had been received before the Record Date.

30.  WHAT HAPPENS IF WE DECLARE A STOCK DIVIDEND OR A STOCK SPLIT?

     Any dividend payable in shares and any additional shares distributed by us in connection with a share split in respect of shares credited to your Plan account will be added to that account. Share dividends or split shares which are attributable to shares registered in your own name and not in your Plan account will be mailed directly to you as in the case of stockholders not participating in the Plan.

31. HOW WILL SHARES HELD BY THE PLAN ADMINISTRATOR BE VOTED AT MEETINGS OF SHAREHOLDERS?

     If you are a Record Owner, you will receive a proxy card covering both directly held shares and shares held in the Plan. If you are a Beneficial Owner, you will receive a proxy covering shares held in the Plan through your broker, bank, or other nominee. If a proxy is returned properly signed (or returned electronically) and marked for voting, all the shares covered by the proxy will be voted as marked. If a proxy is returned properly signed (or returned electronically) but no voting instructions are given, all of your shares will be voted in accordance with recommendations of our Board of Directors, unless applicable laws require otherwise. If the proxy is not returned, or if it is returned unexecuted or improperly executed or improperly completed, shares registered in your name may be voted only by you in person; neither we nor the Plan Administrator will vote such shares.

32. WHAT ARE OUR RESPONSIBILITIES AND THE PLAN ADMINISTRATOR'S RESPONSIBILITIES UNDER THE PLAN?

     We and the Plan Administrator will not be liable in administering the Plan for any act done in good faith or required by applicable law or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon his or her death, with respect to the prices at which shares are purchased and/or the times when such purchases are made or with respect to any fluctuation in the market value before or after purchase or sale of shares. Notwithstanding the foregoing, nothing contained in the Plan limits our liability with respect to alleged violations of federal securities laws.

     We and the Plan Administrator will be entitled to rely on completed forms and the proof of due authority to participate in the Plan, without further responsibility of investigation or inquiry.

33.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

     Yes. We may suspend, terminate, or amend the Plan at any time. Notice will be sent to all current Plan participants of any suspension or termination, or of any amendment that alters the Plan terms and conditions, as soon as practicable after such action by us.

     We may appoint a successor administrator or agent in place of the Plan Administrator at any time. You will be promptly informed of any such appointment.

     Any questions of interpretation arising under the Plan will be determined by us, in our sole discretion, and any such determination will be final.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

34.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     The following summarizes certain federal income tax considerations to current stockholders who participate in the Plan. New investors and current stockholders should also consult the general discussion under the caption "Federal Income Tax Considerations" for a summary of federal income tax considerations related to the ownership of our stock.

     The following summary is based upon an interpretation of current federal tax law. It is important that you consult your own tax advisors to determine particular tax consequences, including state income tax (and non-income tax, such as stock transfer tax) consequences, which vary from state to state and which may result from participation in the Plan and the subsequent disposition of shares of common stock acquired pursuant to the Plan. Income tax consequences to Participants residing outside the United States will vary from jurisdiction to jurisdiction.

     Chapman and Cutler LLP, our tax counsel, has rendered an opinion that the following are the material federal income tax consequences of participating in the Plan. However, the opinions of counsel are not binding on the Internal Revenue Service or on the courts, and no assurance can be given that the conclusions reached by Chapman and Cutler LLP would be sustained in court.

  DIVIDEND REINVESTMENT PROGRAM

     Participants in the Dividend Reinvestment program under the Plan will be treated for federal income tax purposes as having received a distribution in an amount equal to the fair market value on the Investment Date of the shares acquired with reinvested dividends plus brokerage commissions, if any, paid on your behalf. Such shares will have a tax basis equal to the same amount and the holding period for such shares will begin on the day following the Investment Date.

     For federal income tax purposes, the fair market value of shares acquired under the Plan will likely be treated as equal to 100% of the average of the high and low sale prices of shares on the related Investment Date. Such average sales price on that specific date may vary from the market price determined under the Plan for such shares

     Such distribution will be taxable as ordinary income to the extent of our current or accumulated earnings and profits and generally won't be eligible for the reduced rates on dividends paid from previously taxed earnings. To the extent the distribution is in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the distribution in excess of your tax basis will be taxable as gain realized from the sale of your shares.

EXAMPLE 1:

     The following example may be helpful to illustrate the federal income tax consequences of the reinvestment of dividends at a 2% discount from the Market Price where the fair market value for tax purposes is the same as the Market Price.

Cash dividends reinvested...................................           $100.00
Assumed Market Price*.......................................  $30.00
Less 2% discount per share..................................  $(0.60)
Net purchase price per share................................  $29.40
Number of shares purchased ($100.00/$29.40).................  3.4014
Total taxable dividend resulting from transaction (30.00 x
  3.4014)**.................................................           $102.04

---------------

 * This Market Price is assumed for illustrative purposes only, and may vary from the actual Market Price of our common stock.

** Assumes trading price on Investment Date also equals $30.00 and no brokerage commissions were paid on your behalf.

  STOCK PURCHASE PROGRAM

     The taxation of discounts, if any, associated with optional cash purchases is not entirely clear. You may be treated as having received a dividend distribution in an amount equal to the excess, if any, of the fair market value of the shares acquired for your account on the Investment Date (plus brokerage commissions, if any) over the amount of your Optional Cash Payment. The fair market value on an Investment Date may differ from the Market Price determined under the Plan for such shares. You should be aware that we will treat the entire amount of such excess value as a distribution for tax reporting purposes that is taxable as a dividend. It is possible, however, that such excess should not be treated as a taxable distribution, or if it is, that all or a portion of such distribution should be treated as a tax-free return of capital. PARTICIPANTS ARE STRONGLY ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS IN THIS REGARD.

     Shares acquired under the Stock Purchase program under the Plan will have a tax basis equal to the amount of the payment plus the dividend income, if any, recognized as a result. Your holding period for shares of common stock acquired pursuant to the Plan will begin on the day following the Investment Date.

EXAMPLE 2:

     The following example may be helpful to illustrate the federal income tax consequences of the Optional Cash Payment feature at a 2% discount from the Market Price where the fair market value for tax purposes differs from the Market Price.

Optional Cash Payment.......................................           $100.00
Assumed Market Price*.......................................  $30.00
Less 2% discount per share..................................  $(0.60)
Net purchase price per share................................  $29.40
Number of shares purchased ($100.00/$29.40).................  3.4014
Total taxable dividend resulting from transaction (3.4014 X
  $30.50 - $100.00)**.......................................           $  3.74

---------------

 * This Market Price is assumed for illustrative purposes only, and may vary from the actual Market Price of our common stock.

** Assumes trading price on Investment Date equals $30.50 and no brokerage commissions were paid on your behalf.

     You will not realize any taxable income upon receipt of certificates for whole shares of common stock credited to your account, either upon your request for certain of those shares of common stock or upon your termination of participation in the Plan. You will recognize gain or loss upon the sale or exchange of shares of common stock acquired under the Plan. You will also recognize gain or loss upon receipt, following termination of participation in the Plan, of a cash payment for any fractional share equivalent credited to your account. The amount of any such gain or loss will be the difference between the amount that you received for the shares of common stock or fractional share equivalent and the tax basis thereof.

35. WHY IS MY TAXABLE INCOME FROM DISCOUNTS RECEIVED UNDER THE PLAN DIFFERENT THAN THE STATED AMOUNT OF THE DISCOUNT OFFERED BY THE PLAN?

     Under existing tax authorities, taxable income derived from such discounts is based on the fair market value of our shares on the Investment Date. However, when shares for the Plan are purchased from us, rather than in the open market, the Market Price is generally based on the average price at which our shares trade during a specified Pricing Period prior to the Investment Date. This formula often produces a different value for our shares than the price at which our shares actually trade on the Investment Date. The effect of this tax rule is illustrated in the numeric examples contained in Question 34 above.

     You should also note that in order to maintain the deductibility of our dividends for tax purposes, our Plan also requires that every investment must be made at a price that is a least equal to 95% of the value of our stock on the Investment Date. If the value of our stock on the Investment Date significantly exceeds the value of our stock determined under the Market Price formula, the price paid under the Plan will be increased to ensure compliance with this tax requirement.

EXAMPLE 3:

     The following example may be helpful to illustrate the effects of the minimum pricing requirement described above. The Minimum Price is relevant when the trading price of our stock on the Investment Date significantly exceeds the price determined using the Market Price formula. Although this example describes a dividend reinvestment scenario, the Minimum Price requirement also applies to Optional Cash Payments.

Cash dividends reinvested...................................           $100.00
Assumed Market Price*.......................................  $30.00
Less 2% discount per share..................................  $(0.60)
Purchase price before Minimum Price requirement.............  $29.40
Minimum Price requirement**.................................  $31.35
Number of shares purchased ($100.00/$31.35).................  3.1898
Total taxable dividend resulting from transaction (3.1898 x
  $33.00)**.................................................           $105.26

---------------

 * This Market Price is assumed for illustrative purposes only, and may vary from the actual Market Price of our common stock.

** This Minimum Price is computed assuming we pay no brokerage commissions and the trading price of our common stock on the Investment Date equals $33.00. If we pay a $0.20 per share brokerage commission when the trading price on the Investment Date is $33.00 the Minimum Price per share will be $31.54 (or 95% of $33.20).

36.  HOW ARE INCOME TAX WITHHOLDING PROVISIONS APPLIED TO YOU?

     If you fail to provide certain federal income tax certifications in the manner required by law, distributions on shares of common stock, proceeds from the sale of fractional shares and proceeds from the sale of shares of common stock held for your account will be subject to federal income tax backup withholding imposed at the fourth lowest tax rate applicable to unmarried individuals, or such other rate as is then in effect. If withholding is required for any reason, the appropriate amount of tax will be withheld before investment or payment. Certain stockholders (including most corporations) are, however, exempt from the above withholding requirements.

     If you are a foreign stockholder you need to provide the required federal income certifications to establish your status as a foreign stockholder so that the foregoing backup withholding does not to apply to you. You also need to provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. Generally, distributions to a foreign stockholder are subject to federal income tax withholding at 30% (or a lower treaty rate if applicable), but may be as much as 35% for certain types of income. Certain distributions or portion of a distribution to a foreign stockholder may still be subject to federal income tax withholding even when the distribution or that portion of the distribution is not treated as dividend under federal income tax laws. If you are a foreign stockholder whose distributions are subject to federal income tax withholding, the appropriate amount will be withheld and the balance will be credited to your account to purchase shares of common stock.

37.  WHO BEARS THE RISK OF MARKET FLUCTUATIONS IN OUR SHARES OF COMMON STOCK?

     Your investment in shares held in the Plan account is no different from your investment in directly held shares. You bear the risk of any loss and enjoy the benefits of any gain from market price changes with respect to those shares.

38.  WHO SHOULD BE CONTACTED WITH QUESTIONS ABOUT THE PLAN?

     All correspondence regarding the Plan should be directed to the Plan Administrator at the address set forth in Question 4. Please mention Redwood Trust, Inc. and this plan in all correspondence.

39.  HOW IS THE PLAN INTERPRETED?

     Any question of interpretation arising under the Plan will be determined by us and any such determination will be final. We may adopt additional terms and conditions of the Plan and its operation will be governed by the laws of the State of California.

40.  WHAT ARE SOME OF YOUR RESPONSIBILITIES UNDER THE PLAN?

     Shares of common stock credited to your Plan account are subject to escheat to the state in which you reside in the event that such shares are deemed, under such state's laws, to have been abandoned by you. You, therefore, should notify the Plan Administrator promptly in writing of any change of address. Account statements and other communications to you will be addressed to you at the last address of record that you provide to the Plan Administrator.

     You will have no right to draw checks or drafts against your Plan account or to instruct the Plan Administrator with respect to any shares of common stock or cash held by the Plan Administrator except as expressly provided in the Plan.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes certain federal income tax considerations relevant to Redwood Trust and its stockholders. This discussion is based on existing United States federal income tax law, which is subject to change, possibly retroactively. This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular stockholder in light of its personal investment circumstances or to certain types of investors subject to special treatment under the federal income tax laws (including financial institutions, insurance companies, broker-dealers and, except to the limited extent discussed below, tax-exempt entities and foreign taxpayers) and it does not discuss any aspects of state, local or foreign tax law. This discussion assumes that stockholders will hold their common stock as a "capital asset" (generally, property held for investment) under the Code. Stockholders are advised to consult their tax advisors as to the specific tax consequences to them of purchasing, holding, and disposing of the common stock, including the application and effect of Federal, state, local, and foreign income and other tax laws.

     In reading the tax disclosure set forth below, it should be noted that although Redwood Trust is combined with all of its subsidiaries for financial accounting purposes, for federal income tax purposes, only Redwood Trust and Sequoia Mortgage Funding Corporation (and their assets and income) constitute the REIT, and Redwood Trust's remaining domestic subsidiaries constitute a separate consolidated group subject to regular corporate income taxes. Redwood's foreign subsidiaries (i.e., Acacia CDO 1, Ltd., Acacia CDO 2, Ltd., Acacia CDO 3, Ltd. and Acacia CDO 4, Ltd.), are not generally subject to U.S. corporate income taxes (see discussion below under Taxable REIT Subsidiaries).

GENERAL

     In the opinion of Chapman and Cutler LLP, special tax counsel to Redwood Trust, Redwood Trust, exclusive of any taxable affiliates, has been organized and operated in a manner which qualifies it as a

REIT under the Code since the commencement of its operations on August 19, 1994 through December 31, 2003, the date of Redwood Trust's latest audited financial statements received by special tax counsel. However, whether Redwood Trust does and continues to so qualify will depend on actual operating results and compliance with the various tests for qualification as a REIT relating to its income, assets, distributions, ownership and certain administrative matters, the results of which are not reviewed by special tax counsel on an ongoing basis. No assurance can be given that the actual results of Redwood Trust's operations for any one taxable year will satisfy those requirements. Moreover, certain aspects of Redwood Trust's planned method of operations have not been considered by the courts or the Internal Revenue Service in any published authorities that interpret the requirements of REIT status. There can be no assurance that the courts or the Internal Revenue Service will agree with this opinion. In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time. Accordingly, special tax counsel will be unable to opine whether Redwood Trust will in fact qualify as a REIT under the Code in all events and for all periods.

     The opinions of special tax counsel are based upon existing law, including the Internal Revenue Code of 1986, as amended, existing treasury regulations, revenue rulings, revenue procedures, proposed regulations and case law, all of which is subject to change both prospectively or retroactively. Moreover, relevant laws or other legal authorities may change in a manner that could adversely affect Redwood Trust or its stockholders.

     If Redwood Trust failed to qualify as a REIT in any particular year, it would be subject to federal income tax as a regular, domestic corporation, and its stockholders would be subject to tax in the same manner as stockholders of a regular corporation. In such event, Redwood Trust could be subject to potentially substantial income tax liability in respect of each tax year that it fails to qualify as a REIT as well as the four tax years following the year of the failure and the amount of earnings and cash available for distribution to its stockholders could be significantly reduced.

     The following is a brief summary of certain technical requirements that Redwood Trust must meet on an ongoing basis in order to qualify, and remain qualified, as a REIT under the Code.

STOCK OWNERSHIP TESTS

     The capital stock of Redwood Trust must be held by at least 100 persons for at least 335 days of a twelve-month year, or a proportionate part of a short tax year. In addition, no more than 50% of the value of Redwood Trust's capital stock may be owned, directly or indirectly, by five or fewer individuals at all times during the last half of the tax year. Under the Code, most tax-exempt entities including employee benefit trusts and charitable trusts (but excluding trusts described in 401(a) and exempt under 501(a)) are generally treated as individuals for these purposes. Redwood Trust must satisfy these stock ownership requirements each tax year. Redwood Trust must solicit information from certain of its stockholders to verify ownership levels and maintain records regarding those who do not respond. Redwood Trust's Articles of Incorporation impose certain repurchase obligations and restrictions regarding the transfer of Redwood Trust's shares in order to aid in meeting the stock ownership requirements. If Redwood Trust were to fail either of the stock ownership tests, it would generally be disqualified from REIT status, unless, in the case of the "five or fewer" requirement, the "good faith" exemption is available.

ASSET TESTS

     Redwood Trust must generally meet the following asset tests ("REIT Asset Tests") at the close of each quarter of each tax year:

     (a) at least 75% of the value of Redwood Trust's total assets must consist of qualified real estate assets, government securities, cash, and cash items ("75% Asset Test");

     (b) the value of Redwood Trust's assets consisting of securities (other than those includible under the 75% Asset Test) must not exceed 25% of the total value of Redwood Trust's assets;

     (c) the value of Redwood Trust's assets consisting of securities of one or more taxable REIT subsidiaries must not exceed 20% of the value of Redwood Trust's total assets; and

     (d) the value of securities held by Redwood Trust, other than those of a taxable REIT subsidiary or taken into account for purposes of the 75% Asset Test, must not exceed either (i) 5% of the value of Redwood Trust's total assets in the case of securities of any one non-government issuer, or (ii) 10% of the outstanding vote or value of any such issuer's securities.

     In applying the above tests, a REIT is generally required to re-value all of its assets at the end of any quarter in which it acquires a substantial amount of new securities or other property other than qualified real estate assets. Redwood Trust intends to monitor closely the purchase, holding, and disposition of its assets in order to comply with the REIT Asset Tests. Redwood Trust expects that substantially all of its assets will be qualified real estate assets and intends to limit or hold through taxable REIT subsidiaries any assets not qualifying as qualified real estate assets so as to comply with the above REIT Asset Tests. If it is anticipated that the above limits would be exceeded, Redwood Trust intends to take appropriate measures to avoid exceeding such limits, including the disposition of non-qualifying assets within the permitted time periods for cure.

GROSS INCOME TESTS

     Redwood Trust must generally meet the following gross income tests ("REIT Gross Income Tests") for each tax year:

     (a) at least 75% of Redwood Trust's gross income must be derived from certain specified real estate sources including interest income and gain from the disposition of qualified real estate assets, foreclosure property or "qualified temporary investment income" (i.e., income derived from "new capital" within one year of the receipt of such capital) ("75% Gross Income Test"); and

     (b) at least 95% of Redwood Trust's gross income for each tax year must be derived from sources of income qualifying for the 75% Gross Income Test, or from dividends, interest, and gains from the sale of stock or other securities (including certain interest rate swap and cap agreements, options, futures and forward contracts entered into to hedge variable rate debt incurred to acquire qualified real estate assets) not held for sale in the ordinary course of business ("95% Gross Income Test").

     Redwood Trust intends to maintain its REIT status by carefully monitoring its income, including income from hedging transactions and sales of mortgage assets, to comply with the REIT Gross Income Tests. In accordance with the Code, Redwood Trust will treat income generated by its interest rate caps and other hedging instruments as qualifying income for purposes of the 95% Gross Income Tests to the extent the interest rate cap or other hedging instrument was acquired to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred by Redwood Trust to acquire or carry real estate assets. In addition, Redwood Trust will treat income generated by other hedging instruments as qualifying or non-qualifying income for purposes of the 95% Gross Income Test depending on whether the income constitutes gains from the sale of securities as defined by the Investment Company Act of 1940. Under certain circumstances, for example, (i) the sale of a substantial amount of mortgage assets to repay borrowings in the event that other credit is unavailable or (ii) an unanticipated decrease in the qualifying income of Redwood Trust which results in the non-qualifying income exceeding 5% of gross income, Redwood Trust may be unable to comply with certain of the REIT Gross Income Tests. Inadvertent failures to comply with the REIT Gross Income Tests will not result in disqualification of the REIT if certain disclosure and reasonable cause criteria are met and a 100% tax on the amount equal to the qualified income shortfall is paid. See "-- Taxation of Redwood Trust" below for a discussion of the tax consequences of failure to comply with the REIT provisions of the Code.

DISTRIBUTION REQUIREMENT

     Redwood Trust generally is required to distribute to its stockholders an amount equal to at least 95% of Redwood Trust's REIT taxable income determined before deduction of dividends paid and by excluding net capital gains. Such distributions must be made in the tax year to which they relate or, if declared before the timely filing of Redwood Trust's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following tax year.

     The Internal Revenue Service, or IRS, has ruled generally that if a REIT's dividend reinvestment plan allows stockholders of the REIT to elect to have cash distributions reinvested in shares of the REIT at a purchase price equal to at least 95% of the fair market value of such shares on the distribution date, then such distributions generally qualify towards this distribution requirement. Redwood Trust maintains a Direct Stock Purchase and Dividend Reinvestment Plan, or DRP, and intends that the terms of its DRP will comply with the IRS public ruling guidelines for such plans.

     If Redwood Trust fails to meet the distribution test as a result of an adjustment to Redwood Trust's taxable income by the IRS, Redwood Trust may be able to avoid disqualification as a REIT by paying a "deficiency" dividend within a specified time period and in accordance with other requirements set forth in the Code. Redwood Trust would be liable for interest based on the amount of the deficiency dividend. A deficiency dividend is not permitted if the deficiency is due to fraud with intent to evade tax or to a willful failure to file timely tax return.

QUALIFIED REIT SUBSIDIARIES

     A Qualified REIT Subsidiary is any corporation in which a REIT owns 100% of the stock issued by such corporation and for which no election has been made to classify it as a taxable REIT subsidiary. Sequoia Mortgage Funding Corporation, a wholly-owned subsidiary of Redwood Trust, is treated as a Qualified REIT Subsidiary. As such its assets, liabilities, and income are generally treated as assets, liabilities, and income of Redwood Trust for purposes of each of the above REIT qualification tests.

TAXABLE REIT SUBSIDIARIES

     A Taxable REIT Subsidiary is any corporation in which a REIT owns stock (directly or indirectly) and for which the REIT and such corporation make a joint election to classify the corporation as a Taxable REIT Subsidiary. Effective January 1, 2001, RWT Holdings, Inc., or Holdings, and Redwood Trust elected to treat Holdings, Sequoia Residential Funding, and Holdings' other subsidiaries as Taxable REIT Subsidiaries of Redwood Trust. In 2002, Redwood Trust made a Taxable REIT Subsidiary election for Acacia CDO 1, Ltd., a newly formed corporation. In 2003, Redwood Trust made a Taxable REIT Subsidiary election for Acacia CDO 2, Ltd., Acacia CDO 3, Ltd., and Acacia CDO 4, Ltd., each newly formed corporation. As Taxable REIT Subsidiaries, they are not subject to the REIT asset, income, and distribution requirements nor are their assets, liabilities, or income treated as assets, liabilities, or income of Redwood Trust for purposes of each of the above REIT qualification tests.

     Redwood Trust generally intends to engage in securitization transactions (other than certain non-REMIC, debt-for-tax securitizations) through its Taxable REIT Subsidiaries. In addition, Redwood Trust generally intends to make a Taxable REIT Subsidiary election with respect to any other corporation in which it acquires equity or equity-like securities constituting more than 10% by vote or value of such corporation and that is not otherwise a Qualified REIT Subsidiary. However, the aggregate value of all of Redwood Trust's Taxable REIT Subsidiaries must be limited to 20% of the total value of the REIT's assets. In addition, Redwood Trust will be subject to a 100% penalty tax on any rent, interest, or other charges that it imposes on any Taxable REIT Subsidiary in excess of an arm's length price for comparable services. Redwood Trust expects that any rents, interest, or other charges imposed on Holdings or any other Taxable REIT Subsidiary will be at arm's length prices.

     Redwood Trust generally expects to derive income from its Taxable REIT Subsidiaries by way of dividends. Such dividends are not real estate source income for purposes of the 75% Gross Income Test.

Therefore, when aggregated with Redwood Trust's other non-real estate source income, such income must be limited to 25% of the REIT's gross income each year. Redwood Trust will monitor the value of its investment in, and the distributions from, its Taxable REIT Subsidiaries to ensure compliance with all applicable REIT income and asset tests.

     Taxable REIT Subsidiaries doing business in the United States are generally subject to corporate level tax on their net income and generally will be able to distribute only net after-tax earnings to its stockholders, including Redwood Trust, as dividend distributions. Acacia CDOs are considered foreign subsidiaries not engaged in trade or business in the United States for tax purposes and therefore are not subject to U.S. corporate income taxation (although income from our equity investments in the Acacia CDOs is generally includable in REIT taxable income or the taxable income of our other Taxable REIT Subsidiaries that are its stockholders). There is no guarantee that the IRS will not take the position that Acacia CDOs are doing business in the U.S., which position, if sustained, would subject them to corporate level tax on their effectively connected U.S. trade or business income. If this were to occur, then the Acacia CDOs would generally only be able to contribute net after-tax earnings to REIT dividend distributions.

TAXATION OF REDWOOD TRUST

     In any year in which Redwood Trust qualifies as a REIT, Redwood Trust will generally not be subject to federal income tax on that portion of its REIT taxable income or capital gain that is distributed to its stockholders. Redwood Trust will, however, be subject to federal income tax at normal corporate income tax rates upon any undistributed taxable income or capital gain.

     In addition, notwithstanding its qualification as a REIT, Redwood Trust may also be subject to tax in certain other circumstances. As described above, if Redwood Trust fails to satisfy the REIT Gross Income Tests, but nonetheless maintains its qualification as a REIT because certain other requirements are met, it will generally be subject to a 100% tax on the greater of the amount by which Redwood Trust fails either the 75% or the 95% Gross Income Test. Redwood Trust will also be subject to a tax of 100% on net income derived from any "prohibited transaction," which refers to dispositions of property classified as "property held for sale to customers in the ordinary course of business" (i.e., "dealer" property). Redwood Trust does not believe that it has or will engage in transactions that would result in it being classified as a dealer or deemed to have disposed of dealer property; however, there can be no assurance that the IRS will agree. If Redwood Trust has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to federal income tax on such income at the highest corporate income tax rate. In addition, a nondeductible excise tax, equal to 4% of the excess of required distributions over the amounts actually distributed will be imposed on Redwood Trust for each calendar year to the extent that dividends paid during the year, or declared during the last quarter of the year and paid during January of the succeeding year, are less than the sum of (1) 85% of Redwood Trust's "ordinary income," (2) 95% of Redwood Trust's capital gain net income, plus (3) any undistributed income remaining from earlier years. Redwood Trust may also be subject to the corporate alternative minimum tax, as well as other taxes in certain situations not presently contemplated.

     If Redwood Trust fails any of the above described REIT qualification tests in any tax year and the relief provisions provided by the Code do not apply, Redwood Trust would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at the regular corporate income tax rates. Distributions to stockholders in any year in which Redwood Trust fails to qualify as a REIT would not be deductible by Redwood Trust, nor would distributions generally be required to be made under the Code. Further, unless entitled to relief under certain other provisions of the Code, Redwood Trust would also be disqualified from re-electing REIT status for the four tax years following the year in which it became disqualified.

     Redwood Trust may also voluntarily revoke its election to be taxed as a REIT, although it has no intention of doing so, in which event Redwood Trust will be prohibited, without exception, from electing REIT status for the year to which the revocation relates and the following four tax years.

     Redwood Trust intends to monitor on an ongoing basis its compliance with the REIT requirements described above. In order to maintain its REIT status, Redwood Trust may be required to limit the types of assets that it might otherwise acquire, or hold certain assets at times when it might otherwise have determined that the sale or other disposition of such assets would have been more prudent.

TAXATION OF STOCKHOLDERS

     For any tax year in which Redwood Trust is treated as a REIT for federal income tax purposes, distributions (including constructive or in-kind distributions) made to holders of common stock other than tax-exempt entities (and not designated as capital gain dividends) will generally be subject to tax as ordinary income to the extent of Redwood Trust's current and accumulated earnings and profits as determined for federal income tax purposes. If the amount distributed exceeds a stockholder's allocable share of such earnings and profits, the excess will be treated as a return of capital to the extent of the stockholder's adjusted basis in the common stock, which will not be subject to tax, and thereafter as a taxable gain from the sale or exchange of a capital asset.

     Distributions designated by Redwood Trust as capital gain dividends will generally be subject to tax as long-term capital gain to stockholders, to the extent that the distribution does not exceed Redwood Trust's actual net capital gain for the tax year. Alternatively, Redwood Trust can also elect by written notice to its stockholders to designate a portion of its net capital gain income as being retained and pay directly the tax on such net capital gains. In that instance, each stockholder generally be required to include the deemed capital gains dividend in its income, will be entitled to claim a credit or refund on its tax return for the tax paid by Redwood Trust with respect to such deemed dividend, and will be entitled to increase its tax basis in Redwood Trust shares by an amount equal to the excess of the deemed capital gain dividend over the tax deemed paid by it.

     Distributions by Redwood, whether characterized as ordinary income or as capital gain, are not eligible for the corporate dividends received deduction that exists under current law. Furthermore, distributions by Redwood characterized as ordinary income generally are not subject to the reduced 15% and 5% tax rates otherwise applicable to certain types of dividends as of January 1, 2003. However, dividend distributions by Redwood characterized as capital gain distributions recognized subsequent to May 5, 2003, will be subject to the reduced 5% and 15% tax rates made effective by the Jobs and Growth Relief Reconciliation Tax Act of 2003.

     In the event that Redwood Trust realizes a loss for the tax year, stockholders will not be permitted to deduct any share of that loss. Further, if Redwood Trust (or a portion of its assets) were to be treated as a taxable mortgage pool, or if it were to hold residual interests in real estate mortgage investment conduits, or REMICs, or financial asset securitization investment trusts, or FASITs, any "excess inclusion" income derived therefrom and allocated to a stockholder would not be allowed to be offset by a net operating loss of such stockholder.

     Dividends declared during the last quarter of a tax year and actually paid during January of the following tax year are generally treated as if received by the stockholder on December 31 of the tax year in which they are declared and not on the date actually received. In addition, Redwood Trust may elect to treat certain other dividends distributed after the close of the tax year as having been paid during such tax year, but stockholders will be treated as having received such dividend in the tax year in which the distribution is made.

     Generally, a dividend distribution of earnings from a REIT is considered for estimated tax purposes only when the dividend is made. However, any person owning at least 10% of the vote or value of a closely-held REIT must accelerate recognition of year-end dividends received from the REIT in computing estimated tax payments. Redwood Trust is not currently, and does not intend to be, a closely-held REIT.

     Upon a sale or other disposition of the common stock, a stockholder will generally recognize a capital gain or loss in an amount equal to the difference between the amount realized and the stockholder's adjusted basis in such stock, which gain or loss generally will be long-term if the stock was held for more than twelve months. Any loss on the sale or exchange of common stock held by a stockholder for six months or less will generally be treated as a long-term capital loss to the extent of designated capital gain dividends received by such stockholder. If stock is sold after a record date but before a payment date for declared dividends on such stock, a stockholder will nonetheless be required to include such dividend in income in accordance with the rules above for distributions, whether or not such dividend is required to be paid over to the purchaser.

     DRP participants will generally be treated as having received a dividend distribution, subject to tax as ordinary income, in an amount equal to the fair market value of the common stock purchased with the reinvested dividend proceeds generally on the date Redwood Trust credits such common stock to the DRP participant's account, plus brokerage commissions, if any, allocable to the purchase of such common stock. DRP participants will have a tax basis in the shares equal to such value. DRP participants may not, however, receive any cash with which to pay the resulting tax liability. Shares received pursuant to the DRP will have a holding period beginning on the day after their purchase by the plan administrator.

     If Redwood Trust makes a distribution of stockholder rights with respect to its common stock, such distribution generally will not be treated as taxable when made. However, if the fair market value of the rights on the date of issuance is 15% or more of the value of the common stock, or if the stockholder so elects regardless of the value of the rights, the stockholder must make an allocation of its existing tax basis between the rights and the common stock based on their relative value on the date of the issuance of the rights. On the exercise of the rights, the stockholder will generally not recognize gain or loss. The stockholder's basis in the shares received from the exercise of the rights will be the amount paid for the shares plus the basis, if any, of the rights exercised. Distribution of stockholder rights with respect to other classes of securities holders generally would be taxable based on the value of the rights on the date of distribution.

     Redwood Trust is required under Treasury Department regulations to demand annual written statements from the record holders of designated percentages of its stock disclosing the actual and constructive ownership of such stock and to maintain permanent records showing the information it has received as to the actual and constructive ownership of such stock and a list of those persons failing or refusing to comply with such demand.

     In any year in which Redwood Trust does not qualify as a REIT, distributions made to its stockholders would be taxable in the same manner discussed above, except that no distributions could be designated as capital gain dividends, distributions would be eligible for the corporate dividends received deduction and may be eligible for the reduced tax rates on dividends (if paid out of previously-taxed earnings), the excess inclusion income rules would not apply, and stockholders would not receive any share of Redwood Trust's tax preference items. In such event, however, Redwood Trust would be subject to potentially substantial federal income tax liability, and the amount of earnings and cash available for distribution to its stockholders could be significantly reduced or eliminated.

TAXATION OF TAX-EXEMPT ENTITIES

     Subject to the discussion below regarding a "pension-held REIT," a tax-exempt stockholder is generally not subject to tax on distributions from Redwood Trust or gain realized on the sale of the common stock, provided that such stockholder has not incurred indebtedness to purchase or hold Redwood Trust's common stock, that its shares are not otherwise used in an unrelated trade or business of such stockholder, and that Redwood Trust, consistent with its stated intent, does not form taxable mortgage pools or hold residual interests in REMICs or FASITs that give rise to "excess inclusion" income as defined under the Code. However, if Redwood Trust was to hold a residual interest in a REMIC or

FASIT, or if a pool of its assets were to be treated as a "taxable mortgage pool," a portion of the dividends paid to a tax-exempt stockholder may be subject to tax as unrelated business taxable income or UBTI. Although Redwood Trust does not intend to acquire such residual interests or believe that it, or any portion of its assets, will be treated as a taxable mortgage pool, no assurance can be given that the IRS might not successfully maintain that such a taxable mortgage pool exists.

     If a qualified pension trust (i.e., any pension or other retirement trust that qualifies under Section 401(a) of the Code) holds more than 10% by value of the interests in a "pension-held REIT" at any time during a tax year, a substantial portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is a REIT
(i) that would not have qualified as a REIT but for the provisions of the Code which look through qualified pension trust stockholders in determining ownership of stock of the REIT and (ii) in which at least one qualified pension trust holds more than 25% by value of the interest of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT. Assuming compliance with the ownership limit provisions in Redwood Trust's Articles of Incorporation it is unlikely that pension plans will accumulate sufficient stock to cause Redwood Trust to be treated as a pension-held REIT.

     Distributions to certain types of tax-exempt stockholders exempt from federal income taxation under Sections 501 (c)(7), (c)(9), (c)(17), and (c)(20) of the Code may also constitute UBTI, and such prospective investors should consult their tax advisors concerning the applicable "set aside" and reserve requirements.

STATE AND LOCAL TAXES

     Redwood Trust and its stockholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Redwood Trust and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the common stock.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO FOREIGN HOLDERS

     The following discussion summarizes certain United States Federal tax consequences of the acquisition, ownership and disposition of common stock by an initial purchaser that, for United States federal income tax purposes, is a "Non-United States Holder." Non-United States Holder is any beneficial holder that is: not a citizen or resident of the United States; not a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof; and not an estate or trust whose income is includible in gross income for United States federal income tax purposes regardless of its source. This discussion does not consider any specific facts or circumstances that may apply to particular Non-United States Holder's acquiring, holding, and disposing of common stock, or any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.

DIVIDENDS

     Dividends paid by Redwood Trust out of earnings and profits, as determined for United States federal income tax purposes, to a Non-United States Holder will generally be subject to withholding of United States federal income tax at the rate of 30%, unless reduced or eliminated by an applicable tax treaty or unless such dividends are treated as effectively connected with a United States trade or business. Distributions paid by Redwood Trust in excess of its earnings and profits will be treated as a tax-free return of capital to the extent of the holder's adjusted basis in his shares, and thereafter as gain from the sale or exchange of a capital asset as described below. If it cannot be determined at the time a distribution is made whether such distribution will exceed the earnings and profits of Redwood Trust, the distribution will be subject to withholding at the same rate as dividends. Amounts so withheld, however, will be refundable or creditable against the Non-United States Holder's United States Federal tax liability if it is subsequently determined that such distribution was, in fact, in excess of the earnings and profits of Redwood Trust. If the receipt of the dividend is treated as being effectively connected with the conduct of a trade or business within the United States by a Non-United States Holder, the dividend received by such holder will be subject to the United States federal income tax on net income that applies to United States persons generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax).

     For any year in which Redwood Trust qualifies as a REIT, distributions to a Non-United States Holder that are attributable to gain from the sales or exchanges by Redwood Trust of "United States real property interests" will be treated as if such gain were effectively connected with a United States business and will thus be subject to tax at the normal capital gain rates applicable to United States stockholders (subject to applicable alternative minimum tax) under the provisions of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to a treaty exemption. Redwood Trust is required to withhold 35% of any distribution that could be designated by Redwood Trust as a capital gains dividend. This amount may be credited against the Non-United States Holder's FIRPTA tax liability. It should be noted that mortgage loans without substantial equity or with shared appreciation features generally would not be classified as "United States real property interests."

GAIN ON DISPOSITION

     A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale or other disposition of its shares of common stock unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder, (ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds such shares as a capital asset, such holder is present in the United States for 183 or more days in the tax year and certain other requirements are met, or (iii) the Non-United States Holder is subject to tax under the FIRPTA rules discussed below. Gain that is effectively connected with the conduct of a business in the United States by a Non-United States Holder will be subject to the United States federal income tax on net income that applies to United States persons generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax) but will not be subject to withholding. Non-United States Holders should consult applicable treaties, which may provide for different rules.

     Gain recognized by a Non-United States Holder upon a sale of common stock will generally not be subject to tax under FIRPTA if Redwood Trust is a "domestically-controlled REIT," which is defined generally as a REIT in which at all times during a specified testing period less than 50% in value of its shares were held directly or indirectly by non-United States persons. Because only a minority of Redwood Trust's stockholders are believed to be Non-United States Holders, Redwood Trust anticipates that it will qualify as a "domestically-controlled REIT." Accordingly, a Non-United States Holder should not be subject to United States federal income tax from gains recognized upon disposition of its shares.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Redwood Trust will report to its U.S. stockholders and the Internal Revenue Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions paid (at the rate generally equal to the fourth lowest rate of federal income tax then in effect) unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact; or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide Redwood Trust with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, Redwood Trust may be required to withhold a portion of dividends and capital gain distributions to any stockholders that do not certify under penalties of perjury their non-foreign status to Redwood Trust.

                                ERISA INVESTORS

     Because our common stock will qualify as a "publicly offered security," employee benefit plans and individual retirement accounts may purchase shares of common stock and treat such shares, and not the underlying assets, as plan assets. Fiduciaries of ERISA plans should consider (i) whether an investment in our common stock satisfies ERISA diversification requirement, (ii) whether the investment is in accordance with the ERISA plans' governing instruments and
(iii) whether the investment is prudent.

                                   DIVIDENDS

     For a list of anticipated dividend Record and Investment Dates, visit our website at HTTP://WWW.REDWOODTRUST.COM.

                                USE OF PROCEEDS

     We do not know either the number of shares of common stock that will be ultimately sold pursuant to the Plan or the prices at which such shares will be sold. We will receive proceeds from the purchase of shares of common stock through the Plan only to the extent that such purchases are made directly from us and not from open market purchases by the Plan Administrator. We intend to use the net proceeds from the sale of such shares of our common stock for the purchase of additional mortgage assets and for other general corporate purposes.

                              PLAN OF DISTRIBUTION

     Except to the extent the Plan Administrator purchases common stock in open market transactions, the common stock acquired under the Plan will be sold directly by us through the Plan. We may sell common stock to owners of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. Such shares, including shares acquired pursuant to waivers granted with respect to the Stock Purchase program of the Plan, may be resold in market transactions (including coverage of short positions) on any national security exchange on which shares of common stock trade or in privately negotiated transactions. Our common stock is currently listed on the NYSE.

     Under certain circumstances, it is expected that a portion of the shares of common stock available for issuance under the Plan will be issued pursuant to such waivers. The difference between the price such owners pay to us for shares of common stock acquired under the Plan, after deduction of the applicable discount from the Market Price, and the price at which such shares are resold, may be deemed to constitute underwriting commissions received by such owners in connection with such transactions.

     Subject to the availability of shares of common stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends. From time to time, financial intermediaries may engage in positioning transactions to benefit from the discount from the Market Price of common stock acquired through the reinvestment of dividends under the Plan.

     We will pay any and all brokerage commissions and related expenses incurred in connection with purchases of common stock under the Plan. Upon withdrawal by a participant from the Plan by the sale of common stock held under the Plan, the participant will receive the proceeds of such sale less a nominal fee per transaction paid to the Plan Administrator (if such resale is made by the Plan Administrator at the request of a participant), any related brokerage commissions and any applicable transfer taxes.

     Common stock may not be available under the Plan in all jurisdictions. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any common stock or other securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission" or "SEC"). Reports, proxy statements and other information filed by us may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 233 Broadway, New York, New York 10279-0001, and at 500 West Madison Street, Chicago, Illinois 60661. Copies may also be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1 800 SEC-0330. Our common stock is currently listed on the New York Stock Exchange under the trading symbol "RWT". Holders of the common stock will receive annual reports containing audited financial statements with a report thereon by our independent certified public accountants, and quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year.

     We file information electronically with the Commission, and the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of the Commission's Web site is:
HTTP://WWW.SEC.GOV.

     We will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated herein by reference (other than exhibits to those documents unless the exhibits are specifically incorporated herein by reference into the documents that this Prospectus incorporates by reference). Requests should be directed to Redwood Trust, Inc., One Belvedere Place, Suite 300, Mill Valley, California 94941, telephone (415) 389-7373.

     For more information about us, please visit HTTP://WWW.REDWOODTRUST.COM. Information on our web site and on web sites linked to it is not part of this prospectus.

              INCORPORATION OF IMPORTANT INFORMATION BY REFERENCE

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC which we may make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in listed documents and future filings that is deemed not to be filed) until all of the securities being offered are sold:

          (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003; and

          (b) The description of our common stock included in our registration statement on Form 8-A filed July 18, 1995 (Reg. No. 0-26434) and as amended by Form 8-A/A filed August 4, 1995, under the Exchange Act.

                                 LEGAL OPINIONS

     The validity of the common stock offered and certain legal matters will be passed upon by Tobin & Tobin, a professional corporation, San Francisco, California. Certain tax matters will be passed on by Chapman and Cutler LLP, San Francisco, California.

                                    EXPERTS

     The financial statements incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2003, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    GLOSSARY

     "Beneficial Owners" are shareholders who beneficially own shares of our stock that are registered in a name other than their own (for example, in the name of a bank, broker, or other nominee).

     "business day" means any day other than Saturday, Sunday, or legal holiday on which the New York Stock Exchange or another applicable securities exchange is closed or a day on which Redwood Trust, Inc. or the Plan Administrator is authorized or obligated by law to close.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means Redwood Trust, Inc.'s common stock, $.01 par value.

     "Company" means Redwood Trust, Inc., a Maryland corporation.

     "Company Stock" or "Company's Stock" means Redwood Trust, Inc.'s common stock and any other classes of equity securities outstanding from time to time, collectively.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Investment Date" means, with respect to common stock acquired pursuant to a dividend reinvestment, in the case of shares acquired directly from us, the quarterly dividend payment date declared by our Board of Directors (unless such date is not a business day in which case it is the 1st business day immediately thereafter) or, in the case of open market purchases, some day or days between the 21st day of the month and the next 10 business days thereafter, as market conditions permit; and with respect to common stock acquired pursuant to an Optional Cash Payment, in the case of shares acquired directly from us, on or about the 21st day of each month; or in the case of open market purchases, some day or days between the 21st and the next 10 business days thereafter, as market conditions permit. For Optional Cash Payments, we may designate other Investment Dates for any month, in our sole discretion.

     "Market Price" means, with respect to reinvested dividends and Optional Cash Payments for shares acquired directly from us, the average daily high and low sales prices, computed to 4 decimal places, of the common stock on the NYSE or another applicable securities exchange, as reported in the Wall Street Journal, during the Pricing Period (the 10 days on which the NYSE or another applicable securities exchange is open and for which trades in our common stock are reported immediately preceding the relevant Investment Date, or, if no trading occurs in the common stock on one or more of such days, for the 10 days immediately preceding the Investment Date for which trades are reported). With respect to reinvested dividends and Optional Cash Payments for shares to be acquired on the open market, Market Price means the weighted average of the actual prices paid, computed to 4 decimal places, for all of the common stock purchased by the Plan Administrator with all participants' reinvested dividends and Optional Cash Payments for the related month.

     "Maximum Price" means, with respect to Requests for Waivers and subsequent purchases of stock directly from us, the amount established by you above which you will not purchase our common stock at the Investment Date. That is, should the Market Price, less applicable discount, exceed the Maximum Price you established, no purchases will be made if the stock is purchased directly from us. Your ability to establish a Maximum Price does not apply to open market purchases.

     "Minimum Price" means 95% of the sum of the fair market value of our common stock on the Investment Date plus brokerage commissions, if any, paid on your behalf.

     "NYSE" means the New York Stock Exchange.

     "Optional Cash Discount" means the discount from the Market Price applicable to Optional Cash Payments. Such discount will vary between 0% and 3% of the Market Price (based on a variety of potential considerations and may vary from month to month.

     "Optional Cash Payment Due Date" means 1 day before the relevant Pricing Period.

     "Participant" means a record owner of our common stock, the beneficial owner of our common stock whose bank, broker or other nominee participates on the beneficial owner's behalf, or a new investor who wishes to participate in the Plan upon making an initial investment in our common stock.

     "Plan" means the Redwood Trust, Inc. Direct Stock Purchase and Dividend Reinvestment Plan.

     "Plan Administrator" means a plan administrator that administers the Plan, keeps records, sends statements of account to each Participant, and performs other duties related to the Plan. Computershare Investor Services LLC currently serves as plan administrator of the Plan.

     "Plan Shares" are all shares of common stock held in a participant's account under the Plan, including shares purchased through the Stock Purchase program and all whole and fractional shares credited to a participant's Plan account as the result of reinvestment of dividends on shares of our common stock enrolled in the Dividend Reinvestment program.

     "Pricing Period" is the period encompassing the 10 days during which our common stock is traded on the NYSE or other securities exchange preceding the relevant dividend reinvestment or Optional Cash Payment Investment Date.

     "Record Date" means, with respect to reinvestments of dividends, the date declared by our Board of Directors for payment of such dividends.

     "Record Owner" refers to shareholders who own shares of our common stock in their own names.

     "Request for Waiver" means a written request from a Participant, requesting that we waive the $10,000 Optional Cash Payment limitation and allow the Participant to make Optional Cash Payments in excess of $10,000.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Threshold Price" means the minimum price, if any, established by us that the average high and low prices of the common stock must equal or exceed during each day of the Pricing Period for Optional Cash Payments made pursuant to Requests for Waivers.

                                   SCHEDULE A

                              REDWOOD TRUST, INC.
                  DIRECT STOCK PURCHASE PLAN SCHEDULE -- 2004

THRESHOLD PRICE &
  OPTIONAL CASH                            OPTIONAL CASH      PRICING PERIOD
  DISCOUNT DATE       WAIVER DUE DATE    PAYMENT DUE DATE    COMMENCEMENT DATE    INVESTMENT DATE
-----------------     ---------------    ----------------    -----------------    ---------------
December 29, 2003    December 30, 2003   January 5, 2004     January 6, 2004     January 21, 2004
January 29, 2004     February 3, 2004    February 5, 2004    February 6, 2004    February 23, 2004
February 27, 2004    March 3, 2004       March 5, 2004       March 8, 2004       March 22, 2004
March 29, 2004       April 1, 2004       April 5, 2004       April 6, 2004       April 21, 2004
April 29, 2004       May 4, 2004         May 6, 2004         May 7, 2004         May 21, 2004
May 27, 2004         June 2, 2004        June 4, 2004        June 7, 2004        June 23, 2004
June 28, 2004        July 1, 2004        July 6, 2004        July 7, 2004        July 21, 2004
July 30, 2004        August 4, 2004      August 6, 2004      August 9, 2004      August 23, 2004
August 27, 2004      September 1, 2004   September 3, 2004   September 7, 2004   September 21, 2004
September 29, 2004   October 4, 2004     October 6, 2004     October 7, 2004     October 21, 2004
October 29, 2004     November 3, 2004    November 5, 2004    November 8, 2004    November 22, 2004
November 29, 2004    December 2, 2004    December 6, 2004    December 7, 2004    December 21, 2004
December 30, 2004    January 4, 2005     January 6, 2005     January 7, 2005     January 21, 2005

                          COMMON DIVIDENDS REINVESTED:

   RECORD DATE      INVESTMENT DATE
   -----------      ---------------
March 31, 2004      April 21, 2004
June 30, 2004       July 21, 2004
September 30, 2004  October 21, 2004
December 31, 2004   January 21, 2005

     The dates indicated are those expected to be applicable under the Plan with respect to future regular dividends, if and when declared by the Board of Directors. Actual record and payment dates will be determined by the Board of Directors and are subject to change.

                             FOR FUTURE REFERENCE:

THRESHOLD PRICE &
  OPTIONAL CASH                            OPTIONAL CASH      PRICING PERIOD
DISCOUNT SET DATE     WAIVER DUE DATE    PAYMENT DUE DATE    COMMENCEMENT DATE    INVESTMENT DATE
-----------------     ---------------    ----------------    -----------------    ---------------
5 business days      2 business days     1 business day      10 trading days     The 21st (or first
prior to Optional    prior to Optional   prior to Pricing    prior to            business day
Cash Payment Date    Cash Payment Date   Period              Investment Date     thereafter)

---------------------------------------------------------
---------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES, NOR SHALL ANY SALES OF THE SECURITIES BE MADE PURSUANT TO THIS PROSPECTUS, IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION OR SALE IS UNLAWFUL.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     WE ARE NOT OFFERING THE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

     WE DO NOT CLAIM THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER.

---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------

                                2,000,000 SHARES

                              REDWOOD TRUST, INC.

                                  COMMON STOCK

                              (REDWOOD TRUST LOGO)
                              --------------------

                                   PROSPECTUS

                                 APRIL  , 2004

                              --------------------

---------------------------------------------------------
---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses to be incurred in connection with the issuance and distribution of the securities being registered are as set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:

SEC Registration............................................  $12,308
Legal Fees and Expenses.....................................  $20,000
Accounting Fees and Expenses................................  $10,000
Printing Fees...............................................  $25,000
Miscellaneous...............................................  $ 7,692
                                                              -------
  Total.....................................................  $75,000
                                                              =======

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland provides that a Maryland corporation may indemnify any director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or employee benefit plan, is made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by law, that indemnification is permissible in the circumstances because the director has met the applicable standard of conduct. On the other hand, the director must be indemnified for expenses if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law prescribes the circumstances under which the corporation may advance expenses to, or obtain insurance or similar protection for, directors.

     The law also provides for comparable indemnification for corporate officers and agents.

     The Registrant's Articles of Incorporation provide that our directors and officers shall, and our agents in the discretion of the Board of Directors may, be indemnified to the fullest extent required or permitted from time to time by the laws of Maryland.

     The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of our directors and officers to the corporation and our stockholders for money damages except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (2) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our Articles of Incorporation contain a provision providing for elimination of the liability of our directors and officers or our stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

ITEM 16.  EXHIBITS.

 5.1 Opinion of Tobin & Tobin, a professional corporation, as to legality (including consent of such firm)
 8.1  Opinion of Chapman and Cutler LLP, as to certain tax matter
      (including consent of such firm)*
23.1  Consent of Tobin & Tobin (see Item 5.1 above)
23.2  Consent of Chapman and Cutler LLP (see Item 8.1 above)*
23.3  Consent of PricewaterhouseCoopers LLP
24.1  Power of Attorney (set forth on signature page)

---------------

* To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) of this paragraph do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) That,

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on April 22, 2004.

                                          REDWOOD TRUST, INC.

                                          By:    /s/ GEORGE E. BULL III
                                            ------------------------------------
                                              George E. Bull III
                                              Chairman of the Board and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George E. Bull III, Douglas B. Hansen and Harold F. Zagunis, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

                    SIGNATURE                                    POSITION                     DATE
                    ---------                                    --------                     ----
              /s/ GEORGE E. BULL III                   Chairman of the Board, Chief      April 22, 2004
 ------------------------------------------------     Executive Officer and Director
                George E. Bull III                    (Principal Executive Officer)


              /s/ DOUGLAS B. HANSEN                   President, Assistant Secretary     April 22, 2004
 ------------------------------------------------              and Director
                Douglas B. Hansen


               /s/ RICHARD D. BAUM                               Director                April 22, 2004
 ------------------------------------------------
                 Richard D. Baum


               /s/ THOMAS C. BROWN                               Director                April 22, 2004
 ------------------------------------------------
                 Thomas C. Brown


              /s/ MARIANN BYERWALTER                             Director                April 22, 2004
 ------------------------------------------------
                Mariann Byerwalter

                    SIGNATURE                                    POSITION                     DATE
                    ---------                                    --------                     ----


               /s/ GREG H. KUBICEK                               Director                April 22, 2004
 ------------------------------------------------
                 Greg H. Kubicek


           /s/ CHARLES J. TOENISKOETTER                          Director                April 22, 2004
 ------------------------------------------------
             Charles J. Toeniskoetter


                /s/ DAVID L. TYLER                               Director                April 22, 2004
 ------------------------------------------------
                  David L. Tyler


              /s/ HAROLD F. ZAGUNIS                  Vice President, Chief Financial     April 22, 2004
 ------------------------------------------------        Officer, Treasurer, and
                Harold F. Zagunis                               Secretary
                                                      (Principal Financial Officer)


             /s/ MICHAEL S. CHURCHILL                   Assistant Vice President,        April 22, 2004
 ------------------------------------------------    Controller (Principal Accounting
               Michael S. Churchill                              Officer)

                                 EXHIBIT INDEX

EXHIBIT NO.                      DESCRIPTION OF DOCUMENT
-----------                      -----------------------
     5.1       Opinion of Tobin & Tobin, a professional corporation, as to legality (including consent of such firm)
     8.1       Opinion of Chapman and Cutler LLP, as to certain tax matter
               (including consent of such firm)*
    23.1       Consent of Tobin & Tobin (see Item 5.1 above)
    23.2       Consent of Chapman and Cutler LLP (see Item 8.1 above)*
    23.3       Consent of PricewaterhouseCoopers LLP
    24.1       Power of Attorney (set forth on signature page)

---------------

* To be filed by amendment.